Exhibit 10.1.1

LSE – 20200827 – META FINAL

LEASE

BETWEEN:

RANK INCORPORATED

“Landlord”

-and-

METAMATERIAL INC.

“Tenant”

LOCATION 60 Highfield Park Drive, Suite 102, Dartmouth, Nova Scotia

Commencement Date:

January 1, 2021

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TABLE OF CONTENTS

ARTICLE 1. SUMMARY OF BASIC PROVISIONS, DEFINITIONS AND SCHEDULES		1

1.1	BASIC PROVISIONS	1
1.2	DEFINITIONS	3
1.3	SCHEDULES	8

ARTICLE 2. PREMISES, TERM, ADJUSTMENT OF COMMENCEMENT DATE		9

2.1	PREMISES	9
2.2	TERM	9
2.3	NOTICE OF POSSESSION DATE-INTENTIONALLY DELETED	9
2.4	ADJUSTMENT OF COMMENCEMENT DATE	9
2.5	LANDLORD’S WORK	9
2.6	TENANT’S WORK	9
2.7	LANDLORD’S OBLIGATIONS REGARDING THE PREMISES	10
2.8	ADJUSTMENT OF RENTABLE AREA	10

ARTICLE 3. RENT, HST, ADVANCE RENT		10

3.1	RENT	10
3.2	HST AND OTHER VALUE ADDED TAXES	11

ARTICLE 4. PAYMENT OF RENT, ADDITIONAL RENT, UTILITIES, JANITORIA		11

4.1	PAYMENT OF RENT	11
4.2	PAYMENT OF ADDITIONAL RENT	11
4.3	TAXES ATIRIBUTABLE TO THE PREMISES	12
4.4	PAYMENT OF UTILITIES	12
4.5	POST- DATED CHEQUES/PAY BY DIRECTION	13
4.6	LATE PAYMENT CHARGE	13
4.7	JANITORIAL AND CLEANING	13

ARTICLE 5. MAINTAINING PREMISES, ET AL		14

5.1	MAINTAINING PREMISES	14
5.2	ALTERATIONS TO PREMISES	14
5.3	NOTICE OF DAMAGE	15
5.4	NON-INTERFERENCE WITH HEATING, ETC.	15
5.5	RIGHT OF LANDLORD TO PERFORM TENANT’S OBLIGATIONS	15
5.6	INSPECTION	15
5.7	TELECOMMUNICATIONS SYSTEMS	15
5.8	HVAC	16

ARTICLE 6. LANDLORD’S RIGHT TO REPAIR OR MAKE ALTERATIONS		16

6.1	RESTORATION OF PREMISES	16
6.2	SURRENDER OF KEYS	16
6.3	LANDLORD’S RIGHT TO REPAIR OR MAKE ALTERATIONS	16
6.4	CONTROL OF BUILDING BY LANDLORD	17

ARTICLE 7. INSURANCE, INDEMNITY AND RELEASE		18

7.1	LANDLORD’S INSURANCE	18
7.2	TENANT’S INSURANCE	18
7.3	GENERAL PROVISIONS OF TENANT’S INSURANCE AND TENANT’S PREMIUMS	19
7.4	CANCELLATION OF OR INCREASE IN LANDLORD’S INSURANCE PREMIUMS	20

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7.5	RELEASE	20
7.6	INDEMNIFICATION OF LANDLORD	20

ARTICLE 8. DESTRUCTION OF PREMISES OR IMPROVEMENTS		21

8.1	TOTAL DESTRUCTION	21
8.2	PARTIAL DESTRUCTION	22
8.3	REPAIR OF PARTIAL DESTRUCTION	22
8.4	DESTRUCTION OF IMPROVEMENTS	22
8.5	LIMITATION	22
8.6	INSURANCE	22

ARTICLE 9. ASSIGNMENT AND SUBLETTING, CHANGE OF CONTROL OF TENANT’S BUSINESS		22

9.1	CONSENT REQUIRED	22
9.2	LANDLORD OPTION TO TERMINATE	23
9.3	CORPORATE OWNERSHIP	23
9.4	TRANSFER BY THE LANDLORD	23
9.5	EXCESS RENTAL	24

ARTICLE 10. COMPLIANCE WITH LAWS AND REGULATIONS, GENERAL COVENANTS		24

10.1	COMPLIANCE WITH LAWS AND REGULATIONS	24
10.2	LANDLORD’S GENERAL COVENANTS	24
10.3	TENANT’S GENERAL COVENANTS	24

ARTICLE 11. USE OF PREMISES		24

11.1	USE OF PREMISES	24
11.2	CONDUCT OF BUSINESS	24
11.3	NUISANCE	25
11.4	HAZARDOUS MATERIAL	25
11.5	SIGNS	25

ARTICLE 12. QUIET ENJOYMENT, PARKING, PAYMENT OF TAXES, ETC., FORCE MAJEURE		26

12.1	QUIET ENJOYMENT	26
12.2	PARKING	26

ARTICLE 13. LANDLORD’S REMEDIES, LANDLORD’S RIGHTS		27

13.1	LANDLORD’S REMEDIES	27
13.2	LANDLORD’S RIGHTS	29

ARTICLE 14. SUBORDINATION, NON-DISTURBANCE, CERTIFICATE, NON-REGISTRATION OF LEASE		31

14.1	SUBORDINATION, NON-DISTURBANCE	31
14.2	ESTOPPEL CERTIFICATES	31
14.3	NON-REGISTRATION	32

ARTICLE 15. INTERPRETATION		32

15.1	APPLICABLE LAW	32
15.2	ENTIRE AGREEMENT	32
15.3	FORCE MAJEURE	32
15.4	LANDLORD	32
15.5	HEADINGS	33
15.6	TENANT	33
15.7	SUCCESSORS AND ASSIGNS	33
15.8	SEVERABILITY	33

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15.9	OBLIGATIONS	33
15.10	INCLUDED MEANINGS	33
15.11	LANDLORD’S ADVISOR	34
15.12	MEASUREMENT OF THE PREMISES	34
15.13	PARTNERSHIP OR AGENCY	34
15.14	BROKERAGE COMMISSION	34
15.15	TIME OF THE ESSENCE	34

ARTICLE 16. NOTICES		34

16.1	NOTICES	34

ARTICLE 17. ADDITIONS, SUBDIVISION AND ASSIGNMENT		35

17.1	ADDITIONS AND DISPOSITION	35
17.2	SUBDIVISION	35
17.3	SALE OR ASSIGNMENT	35

ARTICLE 18. ACCEPTANCE		35

18.1	ACCEPTANCE	35
18.2	EXECUTION	35

ARTICLE 19. EXECUTION		36

SCHEDULE “A”: DESCRIPTION OF LANDS		37

SCHEDULE “B”: PREMISES		38

SCHEDULE “C”: LANDLORD’S WORK AND TENANT’S WORK		39

SCHEDULE “D”: RULES AND REGULATIONS		40

SCHEDULE “E”: SPECIAL PROVISIONS		42

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LEASE

THIS LEASE dated August 28, 2020:

BETWEEN:
RANK INCORPORATED
(“Landlord”)
OF THE FIRST PART
AND:
METAMATERIAL INC.
(“Tenant”)
OF THE SECOND PART

IN CONSIDERATION of the mutual covenants herein contained, the parties hereto agree as follows:

In addition to any other terms defined elsewhere herein, the following are certain basic terms and provisions which are part of, may be referred to and are more fully specified in this Lease. If there is a discrepancy between the terms and provisions of this Article 1.1 and any other Article of the Lease, the provisions of this Article 1.1 of the Lease shall prevail.

ARTICLE 1. SUMMARY OF BASIC PROVISIONS, DEFINITIONS AND SCHEDULES

1.1 BASIC PROVISIONS

(a)	Address of Landlord:	c/o Page Property Management
7071 Bayers Road, Suite 4007
Halifax, Nova Scotia, B3L 2C2

(b)	Address of Tenant:	60 Highfield Park Drive, Suite 102, Dartmouth, Nova Scotia

(c)	Tenant’s business or Trade Name:	N/A

(d)	Building:

60 Highfield Park Drive, Dartmouth, Nova Scotia, and situate upon the lands described in Schedule “A” hereof.

“Normal Building Hours” for the Building means Monday to Friday 8:00 AM to 6:00 PM, saving and excepting statutory holidays.

(e)
Premises:

Approximately Fifty-Three Thousand (53,000) square feet of Rentable Area, identified as Suite #102 (the “Premises”) in the Building and indicated as per Schedule “B” attached hereto.

In accordance with Article 2.8, Landlord may have its surveyor or other professional prepare a final measurement of the area of the Premises and/or the Building in accordance with the then current standard for floor measurement as established by the Building Owners and Managers Association (BOMA) and used by Landlord in respect of premises located in the Building (the “BOMA Standard”), and, in such case, Basic Rent and Additional Rent will be adjusted accordingly, if required.

(f)
Term:

The term of the Lease shall be for ten (10) years and eight (8) months, commencing on January 1, 2021 (the “Commencement Date”) and shall expire on August 31, 2031 (the “Term”) unless terminated sooner in accordance with the terms and conditions hereof.

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(g)
Basic Rent:

Subject to any provisions herein with respect to free rent, and subject always to adjustment as provided for in Article 2.8, the Tenant shall pay to the Landlord, as annual Basic Rent, plus all applicable taxes, and without any abatement, set-off or deduction whatsoever, as follows:

Year 1:	$6.50 per square foot calculated on 25,000 square feet of Rentable Area;
Year 2:	$6.50 per square foot calculated on 30,000 square feet of Rentable Area;
Year 3:	$6.50 per square foot calculated on 40,000 square feet of Rentable Area;
Year 4:	$6.50 per square foot calculated on 50,000 square feet of Rentable Area;
Year 5:	$6.50 per square foot calculated on the full Rentable Area of the Premises;
Years 6-7:	$8.00 per square foot calculated on the full Rentable Area of the Premises;
Years 8-end of Term:	$10.00 per square foot calculated on the full Rentable Area of the Premises;

All payments of Basic Rent shall be payable in advance, in equal monthly instalments on the first day of each and every month of the Term.

(h)
Additional Rent:

The Tenant shall pay to the Landlord its Proportionate Share of Operating Costs and Property Taxes (together with an Administrative Charge on each such amount) on the Commencement Date. On or before the Commencement Date and the commencement of any fiscal period in which the Term falls, the Landlord shall estimate Operating Costs and Property Taxes and the Tenant’s Proportionate Share thereof. The Tenant shall pay to the Landlord in equal monthly instalments in advance on the first day of each month a sum on account of its Proportionate Share of Operating Costs and Property Taxes based on the Landlord’s estimates. For the current fiscal year, the estimated charges for various components of Additional Rent, including the Administrative Charge, are as follows:

(a)	Operating Costs:	$2.07 per square foot of rentable area plus HST
(b)	Property Taxes:	$2.63 per square foot of rentable area plus HST
(c)	Total:	$4.70 per square foot of rentable area plus HST

The Tenant acknowledges that such estimated charges are based upon information of which the Landlord is currently aware and that the actual charges may vary from the estimated charges as the Landlord becomes aware of more accurate information.

The Tenant will be responsible for the cost of interior cleaning and maintenance, and all utilities respecting the Premises, whether or not separately metered, as well as all other Additional Rent, pursuant to the Lease. The Tenant will make arrangements to have all separately metered utilities accounts for the Premises transferred to its name no later than the Possession Date.

Notwithstanding that Basic Rent is calculated and payable on a graduating level of Rentable Area, subject to any periods of free rent, throughout the Term the Tenant’s Proportionate Share of Operating Costs and Property Taxes shall be calculated and payable on the entire Rentable Area of the Premises.

All items comprised in Additional Rent are subject to the Administrative Charge and to all applicable HST.

(i)
Possession Date:

See paragraph A of Schedule “D”. For clarity, the commencement of the Tenant’s occupancy of the Premises will be the Possession Date unless the parties mutually designate a different date in writing.

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(j)
Commencement Date: January 1, 2021
(k)
Use:

The Premises shall be used solely for the purpose of general offices, R&D and light manufacturing and other related uses for a Nanotechnology/Advanced Manufacturing company, or for such other use first approved in writing by the Landlord in its discretion, acting reasonably (the “Permitted Use”).

Tenant is solely responsible to satisfy itself that the Permitted Use is in compliance with all Applicable Laws, and that during the Term, Tenant will at all times fully comply with all such Applicable Laws, governing the conduct of its business on the Premises and in the Building.

(l)
Security Deposit: NOT APPLICABLE

(m)
Property Manager:

The Property Manager for the Building and the Premises will be Page Property Management unless designated to the contrary in writing by the Landlord (the “Property Manager”).

(n)
Special Provisions:

SPECIAL PROVISIONS APPLICABLE TO THIS LEASE ARE CONTAINED ON SCHEDULE “E” HERETO

1.2 DEFINITIONS

The terms defined in this Article 1.2 shall, for all purposes hereof and any other instruments supplemental hereto, have the meanings herein specified:

a)
“Administrative Charge” means fifteen percent (15%) of the amount to which the Administrative Charge applies.
b)
“Additional Rent” means the aggregate of all amounts other than Basic Rent that are payable by the Tenant under this Lease or are the responsibility of the Tenant under this Lease, including, as applicable but without limitation, (i) the Tenant’s Proportionate Share of Operating Costs, (ii) the Tenant’s Proportionate Share of Property Taxes, and (iii) the cost of all Additional Services.
c)
“Additional Services” means the aggregate of (i) services that are not the responsibility of the Landlord under this Lease that the Tenant has requested the Landlord to perform, (ii) services performed by the Landlord on behalf of the Tenant of any of the Tenant’s obligations set out in this Lease which the Tenant fails to perform (including, without limitations, any or all of the obligations of the Tenant pursuant to Article 5.1 hereof), provided that nothing herein shall obligate the Landlord to perform any such obligations, and (iii) Utilities Charges.
d)
“Affiliate” an affiliate within the meaning of the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as it exists on the date hereof.
e)
“Applicable Laws” statutes, regulations, orders, rules, notices, policies, guidelines, codes, certificates of authorization, permits or directives and other requirements of a governmental or quasi-governmental authority with jurisdiction over the Premises or the Building, including, without limiting the generality of the foregoing, all federal, provincial, municipal or other hazardous materials or environmental legislation and all regulations, guidelines, procedures and requirements pursuant thereto or required thereby.
d)
“Basic Rent” as of any particular time shall mean the net basic annual Rent payable in accordance with the terms hereof.

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e)
“Building” means the buildings, structures, and improvements from time to time during the Term erected on the Lands together with all fixtures, sprinklers, elevators, escalators, heating, ventilating, air-conditioning and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and Utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed therein and thereon, and all alterations, additions, and replacements thereto, and includes the Common Areas but excludes all Leasehold Improvements made, constructed, erected or installed therein by or on behalf of any tenant of premises therein. The municipal address of the Building is as set out in Subarticle l.l(d) hereof.
f)
“Commencement Date” shall have the meaning given to it in Subarticle l.l(j) hereof and further defined in Article 2.2, herein.
g)
“Common Area” shall mean all common areas and facilities, from time to time furnished or designated by Landlord as such, in connection with the Building, for the use, in common, in such manner as Landlord may permit, acting reasonably, of the occupants of premises in the Building and all others entitled thereto and now or hereafter developed by Landlord, including, without limiting the generality of the foregoing, parking lots and areas, sidewalks, pedestrian walks, driveways, loading areas, garden and grassed areas, landscaped areas and common pylon signs.
h)
“Premises” means those premises in the Building which are described and identified in Subarticle l.l(e) hereof and as more specifically shown in Schedule “B” hereto.
i)
“Eligible Corporation” shall mean a corporation which controls, is controlled by or is under common control with Tenant, control meaning the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting shares of a corporation which may be voted at any meeting held for the purpose of the election of directors of that corporation.
j)
“Force Majeure” means a strike, labour trouble, inability to get materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God or any other similar reason, that is not the fault of the party asserting it. Force Majeure does not include inability to obtain funds.
k)
“Hazardous Material” means any substance or material whose discharge, release, use, storage, handling or disposal is regulated, prohibited or controlled, either generally or specifically, by any governmental authority or quasi-governmental authority pursuant to or under any Applicable Laws, including, but not limited to, any contaminant, pollutant, deleterious substance, or material which may impair the environment, petroleum and other hydrocarbons and their derivatives and by-products, dangerous substances or goods, asbestos, gaseous, solid and liquid waste, special waste, toxic substance, hazardous or toxic chemical, hazardous waste, hazardous material or hazardous substance, either in fact or as defined in or pursuant to any Applicable Laws.
l)
l)
“Improvements” shall mean the Building and any other buildings, structures and/or fixed improvements existing on or under the Land at the Commencement Date or thereafter existing on or under the Land, together with all alterations, additions and thereto.
m)
“Land” or “Lands” shall mean the land legally described on Schedule “A” attached hereto.
n)
“Landlord” shall have the meaning given to it in Subarticle l.l(a) hereof and as further defined in Article 15.4 herein.
o)
“Landlord’s Advisor” shall mean the architect, engineer, surveyor, accountant, solicitor or any other person or representative qualified in his or her field, selected or appointed by Landlord, from time to time, for the purposes of making determinations under this Lease.
p)
“Landlord’s Fiscal Year” means the fiscal year of the Landlord from time to time;
q)
“Landlord’s Work” shall have the meaning given to it in Article 2.5 and Schedule “C” attached hereto.

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r)
“Lease” or “the Lease” or “this Lease” shall mean this instrument together with all schedules annexed or attached hereto as originally executed or delivered or if amended or supplemented or renewed, as so amended or supplemented or renewed.
s)
“Leasehold Improvements” means all items generally considered to be leasehold improvements, including, without limitation, all fixtures, equipment, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of Tenant, or any previous occupant of the Premises, including, without limitation, any stairways for the exclusive use of Tenant, all fixed partitions, light fixtures, plumbing fixtures, however affixed and whether or not movable, and all wall-to-wall carpeting other than carpeting laid over finished floors and affixed so as to be readily removable without damage, and all water, electrical, gas and sewage facilities, all heating, ventilating and air-conditioning equipment and facilities exclusively serving the Premises, all telephone and other communication wiring and cabling leading from the base building distribution panel to facilities located in the Premises, all cabinets, cupboards, shelving and all other items which cannot be removed without damage to the Premises; but excluding Trade Fixtures, furniture, unattached or free-standing partitions and equipment not in the nature of fixtures.
t)
“Lease Year” means, in the case of the first Lease Year, the fiscal period beginning on the Commencement Date and ending on the last day of the Landlord’s Fiscal Year in the year in which the Commencement Date occurs, and; (ii) in the case of each subsequent Lease Year, consecutive 12-month calendar years corresponding to the Landlord’s Fiscal Year, except for the final Lease Year which shall end upon expiry of the Term
u)
“Mortgage” shall mean any mortgage, charge or security instrument (including a deed of trust and mortgage securing bonds) and all instruments supplemental thereto which may now or hereafter affect the Building.
v)
“Mortgagee” shall mean mortgagee, chargee or secured party, as the case may be, named in a Mortgage.
w)
“Net Lease” shall have the general connotation of imposing upon Tenant the absolute obligation of paying the Additional Rent and the absolute obligation of paying for each and every other charge, cost and expense whatsoever rendered by Landlord to Tenant in connection with the Premises and Tenant’s business, except where expressly excluded or modified.
x)
“Operating Costs” shall mean, without duplication, the aggregate of all costs, expenses, fees, rentals and disbursements of every kind and nature, direct or indirect, incurred, accrued or attributed by or on behalf of Landlord to discharge its obligations under this lease with respect to the operation, supervision, maintenance, repair, replacement, administration and management of the Building and Common Areas, and without limitation, shall include the cost of:
(i)
all insurance maintained by Landlord in respect of the Building and the cost of any deductible amounts paid by Landlord in respect of any insured risk or claim;
(ii)
cleaning, snow removal, gardening, landscaping, garbage collection and disposal;
(iii)
all remuneration including salaries, wages and fringe benefits of all personnel, including supervisory personnel, employed directly by Landlord or any agent or third party property manager engaged by Landlord to manage the Building (or indirectly and therefore on a pro-rata basis, as determined by Landlord, acting reasonably) in the operation, maintenance, repair, replacement, administration or management of the Building;
(iv)
management fees paid to any agent engaged by Landlord to manage the Building;
(v)
reasonable fees and expenses incurred for legal, accounting and other consulting or professional services relating to the Building;
(vi)
policing, supervision and providing security and traffic control for the Building;
(vii)
such share of the capital cost of the heating, ventilating and air-conditioning equipment serving the Premises, as is determined by Landlord, acting reasonably, having regard, amongst other things, to the expected normal operating life of such equipment, together with interest thereon;

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(viii)
communication, safety, sound, visual, lighting and other systems;
(ix)
the costs of all utilities supplied to the Building including hot and cold water, natural gas, electricity, sanitary sewer facilities and any other utilities or forms of energy;
(x)
office expenses including telephone, stationery and supplies and the fair market rental value as determined by Landlord from time to time, of space in the Building which would otherwise be rentable but which Landlord uses in leasing, operating, managing or maintaining the Building and finishing and fixtures for such space;
(xi)
amounts paid to independent contractors for any services in connection with the Building and amounts payable for the rental of any equipment, installations or signs;
(xii)
all expenditures incurred by or on behalf of Landlord in connection with the operation, maintenance, repair and replacements to the Building, its appurtenances, systems, equipment and facilities, including redecoration, structural maintenance, repairs and replacements and expenditures undertaken primarily to maintain the Building as an up to date Building having regard to the size, age, location and character of the Building, conserve energy, or reduce Operating Costs unless Landlord elects to depreciate or amortize such expenditures and thus includes them in the costs referred to in the next paragraph;
(xiii)
depreciation on or amortization of all expenditures for any of the matters set out in this definition of Operating Costs or for which Landlord was unable to recover from a specific tenant, over Landlord’s reasonable estimate of the economic life thereof, unless charged fully in the Lease Year in which such repairs and replacements were made;
(xiv)
depreciation or amortization of the costs referred to in Section 1.2(xiii) above as determined in accordance with sound accounting principles or practices as applied by the Landlord, if such costs have not been charged fully in the Lease Year in which they are incurred, and interest on the undepreciated or unamortized balance of such costs, calculated monthly, at an annual rate of interest determined by the Landlord acting reasonably having regard to prevailing commercial interest rates in the Lease Year in which such costs were initially incurred and the Landlord’s reasonable estimate of the economic life thereof;
(xv)
Property Taxes to the extent not charged to Tenant pursuant to Article 4.2 and to other tenants of the Building pursuant to lease provisions similar to such Article;
(xvi)
all business taxes and other taxes, if any, and from time to time payable in respect of the Common Areas;
(xvii)
all costs:
(a)
incurred by Landlord in consequence of its interest in the Building such as maintaining, cleaning and clearing of ice and snow from municipal sidewalks, adjacent property and the like;
(b)
paid or incurred as determined by Landlord acting reasonably and bona fide but in Landlord’s sole discretion and whose determination shall be final and binding, in respect of all shared structures, improvements, facilities, equipment, amenities, services (including retail and commercial) and common areas, including, without limitation, loading areas and docks, parking ramps, driveways and exterior areas which are or will be shared by users of the Building and the users of any other property, and all costs to the extent Landlord is required to contribute to the same in respect of the Building, or Landlord’s ownership of them, whether or not such costs are incurred directly in respect of the Building; and
(c)
an Administrative Charge in respect of all costs and expenses incurred in operating, supervising, administering, maintaining and repairing the Building or the Common Areas,

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but shall exclude:

(d)
the costs of repair or replacement resulting from inferior or deficient workmanship, materials or equipment with respect to the Building to the extent that such costs are: (i) recovered by Landlord pursuant to any warranty; (ii) reimbursed by insurers; or (iii) recovered by Landlord exercising the contractor’s warranty;
(e)
all taxes on corporate income, profits or excess profits, goods and services taxes paid by Landlord on taxable supplies and services assessed against Landlord;

and there shall be deducted from Operating Costs:

(f)
net proceeds received by Landlord from its insurance policies to the extent that such proceeds relate to costs and expenses included in the Operating Costs; and
(g)
net recoveries by Landlord from other tenants (other than recoveries from such tenants under clauses in their respective leases and recoveries on account of items not otherwise included in Operating Costs) which reduce the expenses incurred by Landlord in operating and maintaining the Building.
y)
“Possession Date” shall have the meaning given to it in Subarticle l.l(i) hereof.
z)
“Project” or “Property’ shall mean the Lands, the Building and all other buildings, structures and appurtenances located upon the Lands.
aa)
“Property Taxes” means all real estate, municipal or property taxes (including local improvement rates), levies, rates, duties, and assessments whatsoever imposed upon or in respect of any real property from time to time by any Authority, which may be levied or assessed against the Lands and Building, or Landlord, or the owners of the Lands and Building, and any and all taxes which may, in the future, be levied on the Lands, the Building or Landlord due to its ownership thereof in lieu of Property Taxes or in addition thereto and the cost to Landlord or the owners of appealing such levies, rates, duties and assessments. Should the Lands and Building not be fully occupied or assessed as a commercial property for determination of Property Taxes in any calendar year, then Landlord shall adjust the Property Taxes to an amount that would have been determined if the Building and Lands were fully occupied and assessed as a commercial property.
bb)
“Rent” or “Rentals” shall mean the aggregate of all Basic Rent, Additional Rent, Value Added Taxes and any other rent, charges, costs, expenses or payments payable under this Lease, whether in the nature of rent or not.
cc)
“Rentable Area” means, in respect of any rentable premises in the Building, the area of such premises expressed in square feet and computed by the methodology set out in the BOMA Standard.
dd)
“Structural Repairs” shall mean repairs to, or arising from structural defects to, the structural elements of the bearing structure, outside structural perimeter walls (excluding glass, windows, partitions and doors) supporting beams, footings, joists, columns and foundations of the Premises.
ee)
“Taxes” shall include Property Taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against real property, buildings, structures and improvements, from time to time levied, or against Landlord as a result of its ownership thereof, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by Landlord acting reasonably and in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building and any income or profit taxes upon the income of Landlord, or corporate taxes upon the assets of Landlord, to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments and shall also include any and all taxes which may in the future be levied in lieu of taxes as hereinbefore defined; and in addition all parking lot taxes, if any, from time to time payable by Landlord in respect of the Common Area or any portion or facility thereof from time to time, less all income derived from the parking lot.

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ff)
“Tenant” includes the tenant named in this Lease and its respective heirs, executors, administrators, successors and assigns, as the case may be and as further defined in Article 15.6, herein.
gg)
“Tenant’s Proportionate Share” shall be determined by dividing the Property Taxes and the Operating Costs by the Total Rentable Area of the Building and multiplying the quotient by the Rentable Area of the Premises. If Landlord determines that any component of Operating Costs is attributable to only part of the Building, then those costs may be divided only by the Rentable Area to which those costs are so determined to be attributable. Should Landlord determine that any component of Operating Costs is not attributable to the Premises, Tenant shall remain responsible for payment of its Proportionate Share of that component of Operating Costs, as it relates to Common Areas.
hh)
‘‘Tenant’s Trade Fixtures” shall mean the trade fixtures, furniture, machinery and equipment not in the nature of fixtures, installed or placed upon the Premises by Tenant. For greater certainty, ‘‘Tenant’s Trade Fixtures” shall not include any:
(i)
floor covering affixed to the floor;
(ii)
drapes;
(iii)
light fixtures;
(iv)
washroom fixtures; or
(v)
heating, ventilating or air conditioning systems, facilities and/or equipment, whether or not any of the foregoing are supplied by Landlord.

Each of the items described in paragraphs (i), (ii), (iii), (iv) and (v) above shall be deemed to be a part of Leasehold Improvements.

ii)
“Tenant’s Work” shall have the meaning given to it in Subarticle 2.6(a) herein and Schedule “C” attached hereto.
jj)
“Term” shall have the meaning given to it in Subarticle 1.1(f) hereof and as further defined in Article 2.2 herein.
kk)
“Utilities” means the cost of water, fuel, power and any other utilities used in the Building allocated to the Premises by Landlord and Landlord’s costs of determining the Utilities Charge including professional, engineering and consulting fees.
ll)
“Utilities Charges” means the total, without duplication, of: (a) the Utilities, (b) Landlord’s costs of procuring any Utility Supply contract, including but not limited to, the amount of any security deposits, interest thereon, cost of providing letters of credit and any other similar costs; and (c) Landlord’s costs of determining the Utilities Charge including professional, engineering and consulting fees, together with the Administrative Charge.
mm)
“Value Added Taxes” shall have the meaning given to it in Article 3.2.

1.3 SCHEDULES

The following are the Schedules attached to and incorporated into this Lease by reference and deemed to be a part hereof:

Schedule	Details of Schedule

“A”	Description of Lands
“B”	Site Plan – Building and Premises
“C”	Tenant’s and Landlord’s Work
“D”	Rules and Regulations

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ARTICLE 2. PREMISES, TERM, ADJUSTMENT OF COMMENCEMENT DATE

2.1 PREMISES

In consideration of the Rent and the covenants and agreements herein reserved and contained on the part of Tenant to be paid, observed and performed, Landlord, subject to the encumbrances, liens and interests as are notified by memorandum on the certificate of title to the Lands, does demise and lease unto Tenant the Premises for use and occupation by Tenant.

2.2 TERM

This Lease shall be for the Term set out in Subarticle 1.1(f) hereof unless earlier terminated as provided in this Lease.

2.3 NOTICE OF POSSESSION DATE – INTENTIONALLY DELETED

2.4 ADJUSTMENT OF COMMENCEMENT DATE

If the Commencement Date is other than the first day of a month, then the Commencement Date shall be the first day of the month next succeeding the earlier of such dates. In that event, however, Tenant shall pay Rent for the fractional month, on a per diem basis, calculated on the basis of three hundred sixty five (365) days per calendar year, until the Commencement Date and all appropriate provisions hereof shall be applicable during such period and, thereafter, the Basic Rent shall be paid in equal monthly instalments on the first day of each and every month, in advance. Neither the period given to Tenant to deliver to Landlord the Tenant’s Plans and Specifications nor any delays to such period shall alter or extend the Fixturing Period or delay the Commencement Date as described in this Lease, nor shall any other provision hereof or any schedule attached to this Lease serve to alter or extend the Fixturing Period or delay the Commencement Date hereof.

2.5 LANDLORD’S WORK

The term “Landlord’s Work”, as used herein, shall mean those items relating to the construction of improvements to the Premises as are specified in the schedule entitled “Tenant’s and Landlord’s Work” attached hereto as Schedule “C”. Landlord shall complete Landlord’s Work in a good and workmanlike manner with all due diligence and in full compliance with all Applicable Laws and with the requirements of all applicable policies of insurance in force with respect to the Premises.

2.6 TENANT’S WORK

a)
The term “Tenant’s Work”, as used herein, shall mean those items relating to the construction of Leasehold Improvements as are specified in the schedule entitled “Landlord’s Work and Tenant’s Work” attached hereto as Schedule “C” and all other items of work as are necessary to properly complete the Premises for use and occupancy by Tenant and the conduct of Tenant’s business therein, thereon or therefrom, save and except for Landlord’s Work, all of which construction and items of work shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld. Landlord shall have ten (10) days from the date of receipt to approve, it being understood and agreed that any delays necessitated due to late delivery from Tenant to Landlord shall not result in a corresponding extension of any fixturing periods, any early possession periods, and periods of free or reduced rent, or the Commencement Date.
b)
Tenant shall complete Tenant’s Work in a good and workmanlike manner. Landlord shall, at all times, have access for the purpose of inspecting Tenant’s Work.
c)
From and including the Possession Date, Tenant shall actively commence and thereafter diligently conduct and complete Tenant’s Work. Tenant shall use its best efforts to complete all Tenant’s Work on or before the Commencement Date and, by such date, have all work at the Premises fully completed (including completion of the leasehold Improvements), and have the Premises fixtured and open for business. Any defects or deficiencies in Tenant’s Work shall be immediately rectified whenever they occur and, in any event, when Tenant is required to do so by landlord, acting reasonably.

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d)
In connection with the making, constructing, erection, installation or alteration of the Premises and the leasehold Improvements and Tenant’s Trade Fixtures and all other work or installations made by, for or on behalf of, at the direction or with the approval of Tenant in respect thereof, Tenant shall use its best efforts to comply with all the provisions of the applicable provincial legislation in respect of mechanics’/builders’ liens and workmen’s/workers’ compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and, except as to any such holdback, shall promptly pay all accounts relating thereto. Tenant will use its best efforts not to create or cause to be created or permit to be created any lien, mortgage, conditional sale agreement or other encumbrance in respect of the lands, the Building, the Premises or the leasehold Improvements or permit any such lien, mortgage, conditional sale agreement or other encumbrance to attach to the Premises, the Building or any part thereof. If and whenever any mechanics’/builders’ or other lien for work, labour, services or materials supplied to or for Tenant or for the cost of which Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, Tenant shall, within twenty (20) days after receipt of notice thereof, procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and, failing which, landlord may, in addition to all other remedies hereunder, avail itself of its remedy under Subarticle 13.1(a) and may make any payments required, into court only, to procure the discharge of any such liens or encumbrances, and landlord shall be reimbursed by Tenant as provided for in Subarticle 13.2(a), and its right to reimbursement shall not be affected or impaired if Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

2.7 LANDLORD’S OBLIGATIONS REGARDING THE PREMISES

Tenant agrees that there is no promise, representation or undertaking by or binding upon landlord with respect to any construction, alterations, remodelling or decorating of the Premises, or installation of equipment or fixtures or leasehold Improvements in the Premises, other than landlord’s Work.

2.8 ADJUSTMENT OF RENTABLE AREA

Landlord shall cause the Rentable Area of the Premises to be measured by landlord’s Advisor and Rent that is calculated on the Rentable Area shall be adjusted accordingly, subject to Article 15.12 herein.

ARTICLE 3. RENT, HST, ADVANCE RENT

3.1 RENT

a)
Tenant shall pay Basic Rent in the amount set out in Subarticle 1.1(g), which shall be payable without demand in advance in equal consecutive monthly instalments on the first of each month commencing on the Commencement Date. Rent is subject to adjustment upon certification of the Rentable Area of the Premises.
b)
If the Rentable Area or any portion of it is revised in accordance with Article 2.8, the Basic Rent for each Lease Year will be recalculated automatically by multiplying the revised Rentable Area or portion of it by the applicable amounts per square foot designated in Subarticle 1.1(e) for the respective Lease Year, and the amount of the equal monthly instalments for such Lease Year will be deemed to have been amended accordingly. Upon any such revision of Rentable Area, Landlord will promptly calculate the amount of the difference between the original Basic Rent and the revised Basic Rent for the period prior to the date of such revision. If such amount represents an increase in Basic Rent, Tenant will immediately within twenty-one (21) days after being notified in writing by Landlord pay the amount to Landlord, or if such amount represents a decrease in Basic Rent, Landlord will within twenty-one (21) days after the calculation by Landlord repay the amount to Tenant failing which Tenant will have the right to offset such amount as against Rent and Additional Rent hereunder. A comparable adjustment in respect of any earlier payment of Tenant’s Proportionate Share of Additional Rent will also be made.
c)
If for any reason it will become necessary to calculate Rent for irregular periods of less than one year or one month, an appropriate pro rata adjustment will be made on a daily basis in order to compute the rent for such irregular period.

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d)
Except as otherwise provided herein, all payments by Tenant to Landlord under this lease will be:
(i)
paid to Landlord by Tenant in lawful currency of Canada;
(ii)
made when due hereunder, without prior demand therefor, at the address of Landlord set out on page one or such other place as Landlord may designate from time to time to Tenant;
(iii)
applied towards amounts then outstanding hereunder, in such manner as Landlord directs.

3.2 HST AND OTHER VALUE ADDED TAXES

In addition to payment of Basic Rent and Additional Rent, Tenant shall pay to Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes or any other similar taxes imposed by any competent authority with respect to the Basic Rent and/or the Additional Rent or any other moneys payable by Tenant to Landlord under this Lease, whether characterized as a harmonized sales tax, a goods and services tax, sales tax, capital tax, value added tax or otherwise (the “Value Added Taxes”). The amount of any Value Added Taxes so payable by Tenant shall be calculated by Landlord in accordance with all applicable legislation and shall be paid to Landlord by Tenant at the same time as the amounts to which such Value Added Taxes apply are payable to Landlord under the terms hereof or upon demand at such other time(s) as Landlord may from time to time determine, acting reasonably. Despite any other Article or provision hereof, the amount payable by Tenant under this Article 3.2 shall be deemed not to be Rent, but Landlord shall have all of the same remedies for and rights of recovery of such amounts as it has for recovery of Rent under this Lease.

ARTICLE 4. PAYMENT OF RENT, ADDITIONAL RENT, UTILITIES, JANITORIAL

4.1 PAYMENT OF RENT

Tenant shall pay Rent as provided in this Lease, without any prior demand therefor, to Landlord, at such place as may be designated by Landlord from time to time, or to any assignee of Landlord, upon notice in writing, to the place stipulated in such notice, at the time and in the manner set out in this Lease. This Lease shall be deemed and construed to be a Net Lease and the Rent payable under this Lease shall be paid to Landlord absolutely net, without deductions, defalcation, abatement or set off of any nature whatsoever.

4.2 PAYMENT OF ADDITIONAL RENT

a)
Tenant will pay to Landlord Additional Rent as and when due. Prior to the Commencement Date (or within a reasonable period of time after the Commencement Date) and at the beginning of each subsequent Lease Year, Landlord will compute and deliver to Tenant an estimate of Property Taxes and Operating Costs for the upcoming Lease Year. Upon request, Landlord will deliver to Tenant with all estimates or charges for Additional Rent financial information, if any, explaining the estimates or charges.
b)
Tenant will pay to Landlord, in monthly installments, one-twelfth of Tenant’s Proportionate Share of Operating Costs and Property Taxes based upon Landlord’s estimate of same for each Lease Year, at the same time as Tenant pays its monthly instalment of Basic Rent.
c)
Landlord may from time to time re-estimate the amount of projected Operating Costs for the then current Lease Year and re-estimate Tenant’s Proportionate Share of Operating Costs for the remainder of the Lease Year. Tenant will change its monthly instalments to conform to the revised estimate.
d)
Unless delayed by causes beyond Landlord’s control, Landlord will deliver to Tenant within one hundred (180) days after the end of each Lease Year a statement (the “Operating Costs Statement”) setting out in reasonable detail the amount of Operating Costs for the preceding Lease Year and certified by Landlord’s accountant. If the aggregate of the monthly installments of Operating Costs actually paid by Tenant during the preceding Lease Year differs from the Operating Costs payable for that Lease Year, Tenant will pay or Landlord will refund the difference without interest within fifteen (15) days after the delivery of the Operating Costs Statement or apply the

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difference against the Additional Rent next falling due. The obligation to readjust Operating Costs will survive the expiry or sooner termination of the Term.
e)
In the event that Landlord determines that any one or more of the matters (or any portion thereof) relating to Operating Costs relates to the whole or any portion of any one or more areas of the Property, Landlord may, acting reasonably, charge, apportion or allocate any one or more of such matters (or any portion thereof) relating to Operating Costs to or between the whole or any portion of any one or more of the different areas of the Property, to the exclusion of the whole or any portion of any one or more of the remaining areas of the Property, and Landlord shall have the right to charge the costs relating thereto solely to the tenants of the Property, or any one or more of them, to which such matter of Operating Costs is determined to relate.
f)
If Tenant has special requirement(s) respecting some of the items making up Operating Costs, or uses a disproportionate amount of some of the items making up Operating Costs, Tenant shall pay an increased allocation of Operating Costs commensurate therewith as allocated by Landlord, acting reasonably.
g)
Landlord shall have the right to allocate some or all items making up Operating Costs, acting reasonably, having regard, without limitation, to the various intended uses of the Premises within the Building and the relationship of the location and the area of the Premises in the Building to other premises in the Building, and Tenant shall pay an increased allocation of Operating Costs commensurate with Landlord’s allocation.
h)
In the event a disagreement may arise between Landlord and Tenant in regard to any matter or calculation or amount payable in respect of any Additional Rent, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the difference shall immediately be referred by Landlord for decision by Landlord’s Advisor, who shall act impartially and reasonably in making such decision. Any adjustments required to any previous payment made by Tenant by reason of any such decision shall be made within thirty days thereof.
i)
Tenant shall not be entitled to claim a re-adjustment in respect of any Additional Rent whether paid or payable in instalments or otherwise, if based upon any error of estimate, allocation, calculation or computation thereof, unless claimed in writing prior to the expiration of one year from the conclusion of the twelve month period in respect of which the charge accrued.
j)
In the event that the Term shall expire or terminate by the effluxion of time on any other day than December 31st, the amount payable by Tenant for Additional Rent shall be adjusted by apportioning the amount payable for such year in the ratio that the number of days of the Term in such year bears to the number of days in that year.

4.3 TAXES ATTRIBUTABLE TO THE PREMISES

In addition to those taxes forming a part of Additional Rent, Tenant shall pay for each Lease Year during the Term:

a)
to Landlord, HST (at the rate established by parliament from time to time) on all Rent payable hereunder;
b)
to the lawful authority the amount of any assessment of business taxes, or replacement thereof in respect of the Premises which are directly billed to Tenant by such lawful taxing authority, or to Landlord on account of its ownership thereof or interest therein.

4.4 PAYMENT OF UTILITIES

a)
Tenant shall be responsible for the cost of all utilities and equipment provided for Tenant’s exclusive use or consumption in connection with the Premises including, without restricting the generality of the foregoing, gas, water, electricity, telephone and communication service charges and rates and garbage removal costs incurred by Tenant or relating to the Premises and any other charges and/or rates relating to services and/or utilities provided for the exclusive use of Tenant in respect of Tenant’s occupation of the Premises and the operation of Tenant’s business carried on thereon or therefrom.

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b)
In the event that there is not installed in the Premises a separate meter or meters whereby the exact rate or charge for any one or more of the items comprising Utilities can be determined, then Tenant shall pay its Proportionate Share of the rates or charges for such item or items comprising Utilities as are determined by a master or central meter or meters; provided that Landlord may, from time to time, determine Tenant’s consumption of any item comprising Utilities, upon whatever reasonable basis may be selected by it, including by estimating the consumption thereof and, in the event Landlord determines that such consumption is disproportionate to the consumption of other tenants of the Building, Landlord may require Tenant to install, at Tenant’s expense, a domestic meter or other means for measuring or checking such consumption and Tenant shall, in addition to payment by Tenant of its Proportionate Share as aforesaid, pay to Landlord, or at the request of Landlord, directly to the supplier of such item comprising Utilities, as and when due, from time to time, any and all charges or rates for such consumption which is disproportionate, as aforesaid, as measured (in the case of the installation of the metering or checking device) or determined by Landlord, as aforesaid.

4.5 POST-DATED CHEQUES/PAY BY DIRECTION

a)
Tenant shall provide to Landlord a pre-authorized electronic direct funds transfer form to permit automatic debiting of Tenant’s account with its banker for the monthly instalment of Basic Rent and the estimated monthly instalment of Tenant’s Proportionate Share of Operating Costs Property Taxes as aforesaid, and, if applicable, generally any amount payable provisionally pursuant to the provisions hereof on an estimated basis. Tenant agrees to provide replacement authorizations from time to time during the Term as Tenant changes its bank account details or as the monthly instalment of Basic Rent or the monthly instalment of Tenant’s Proportionate Share of Operating Costs and Property Taxes change forthwith upon notice of such change being given to Tenant by Landlord. Tenant shall advise Landlord and Tenant’s bank immediately if any withdrawal is made from its bank account other than in accordance with this Subarticle 4.5 (a) and Landlord shall not be liable to account for any such withdrawal, except to the extent that Landlord received funds to which it is not entitled.
b)
In the alternative, if requested by Landlord, Tenant shall prior to the commencement of each and every Lease Year forward twelve (12) post-dated cheques in the amounts equal to the sum of the monthly instalment of Basic Rent and the estimated monthly instalment of Tenant’s Proportionate Share of Operating Costs and Property Taxes for each of the twelve (12) months of the next Lease Year.
c)
Tenant agrees to make all other Basic Rent and Additional Rent payments to Landlord by cheque, or at the option of Landlord, by direct deposit, at the times contemplated by the terms hereof.

4.6 LATE PAYMENT CHARGE

Tenant hereby acknowledges that late payment by Tenant to Landlord of the monthly instalment of Basic Rent or Tenant’s Proportionate Share of Operating Costs Property Taxes or Additional Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage. Accordingly, if any monthly instalment of Basic Rent or Tenant’s Proportionate Share of Operating Costs and Property Taxes or Additional Rent is not received by Landlord when such amount is due, Tenant shall pay to Landlord a late charge of One Hundred Dollars ($100.00) per occurrence. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The foregoing shall be without prejudice to any other right or remedy available to Landlord under or pursuant to this Lease by reason of a monetary default by Tenant.

4.7 JANITORIAL AND CLEANING

Tenant, at its sole cost and expense, shall be responsible for the cleaning of the Premises.

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ARTICLE 5. MAINTAINING PREMISES, ET AL.

5.1 MAINTAINING PREMISES

a)
Subject to reasonable wear and tear and to Subarticle 5.1(d), Tenant will, at all times during the continuance hereof, at its own cost and expense, keep and maintain the interior and the exterior of the Premises, including, without limitation, all Leasehold Improvements and Tenant’s Trade Fixtures, mouldings, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and all glass therein or connected therewith (inclusive of outside windows and doors) in good and tenantable repair and condition to the end that the same shall, at all times, be kept in tenantable and first-class condition, reasonable wear and tear excepted, and at the expiration or determination hereof, peaceably surrender and yield up unto Landlord the Premises, including, without limitation, all Leasehold Improvements and all glass therein or connected therewith (inclusive of outside windows and doors) in good and tenantable repair and first-class condition, as aforesaid, save for reasonable wear and tear, and Tenant will, subject to the foregoing, at its sole expense, with or without notice from Landlord and so often as it shall be necessary to maintain, repair, replace, recondition or renew (save for reasonable wear and tear), in whole or in part, the Premises, carry out the same, or at Landlord’s option, pay Landlord for the costs of any such maintenance, repair, replacement, reconditioning or renewal.
b)
Tenant shall be responsible for and shall keep whole and in good order all glass and/or plate glass installed in or upon or used in connection with the Premises (inclusive of outside windows and doors on the perimeter) and shall be responsible for the replacement of all such glass and/or plate glass damaged or destroyed by any cause whatsoever.
c)
Tenant will also pay, when due, all costs of waste removal and related sanitary control measures from and on the Premises and Tenant agrees to adopt standards therefor equal to or better than that provided to the rest of the Building.
d)
Landlord will, at all times during the continuance hereof keep and maintain the Common Areas in reasonably good and tenantable repair and condition and will make, in whole or in part, all necessary Structural Repairs.

5.2 ALTERATIONS TO PREMISES

Tenant may, at any time and from time to time, at its sole expense, make such changes, alterations or improvements to, and may paint and decorate the interior of the Premises, in such manner as shall, in the judgment of Tenant, better adapt the same for the purpose of Tenant’s business, provided that:

a)
no changes, alterations, additions or improvements shall be made without written notice to Landlord which shall be in the form of scaled drawings certified by an accredited architect or engineer detailing the nature and scope of the work to be done and without the prior written consent of Landlord therefor, such consent not to be unreasonably withheld;
b)
Tenant shall observe all of the provisions hereof, including, without limitation, all of those provisions relating to fire regulations and insurance policies; and
c)
Tenant will not be entitled to make any changes, alterations, additions or improvements whatsoever to the structure of the Premises, including the electrical, mechanical (including heating and air conditioning), plumbing or telephone facilities, equipment, machinery, connections, wiring, pipes, ducts or other paraphernalia which form part thereof without the prior written consent of Landlord therefor, such consent not to be unreasonably withheld, save as may be required pursuant to the provisions of Subarticle 5.2(a) hereof; provided that any changes, alterations or improvements required pursuant to Subarticle 5.2(a) hereof shall only be made upon not less than fifteen (15) days written notice thereof to Landlord.

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5.3 NOTICE OF DAMAGE

Tenant shall give to Landlord prompt written notice of any accident or damage to or defect in the plumbing, water pipes, heating and/or air conditioning apparatus, electrical equipment, conduits or wiring or of any other damage or injury to the Premises, or any part thereof, howsoever caused; provided that nothing herein shall be construed so as to require repairs to be made by Landlord, except as expressly provide in this Lease.

5.4 NON-INTERFERENCE WITH HEATING, ETC.

Tenant shall not move, remove or otherwise interfere with the heating or air conditioning apparatuses, if any, in the Premises except for the regulation of the degree of heat or air conditioning or as otherwise required by the terms hereof.

5.5 RIGHT OF LANDLORD TO PERFORM TENANT’S OBLIGATIONS

Notwithstanding any other provision hereof, including, without limitation, Article 5.2 above, all repairs, replacements, renewals, reconditioning and maintenance, which are the responsibility of Tenant under the terms hereof and which, in the opinion of Landlord:

a)
affect any electrical, plumbing, heating, ventilating or air conditioning equipment, fixtures, systems or apparatus serving the Premises, whether or not located within the Premises (including, without limitation, any rooftop heating, ventilating and/or air conditioning equipment and connections thereof); or
b)
affect or may affect the structure of the Premises, or any part thereof;

shall, at the option of Landlord, acting reasonably, be performed only by Landlord, at Tenant’s sole cost and expense, and, upon completion thereof, Tenant shall pay to Landlord, on demand, as Additional Rent, Landlord’s costs and expenses in connection with the work, including, without limitation, the reasonable costs and fees of Landlord’s Advisor, together with the Administrative Charge in respect thereof.

5.6 INSPECTION

Landlord may, by itself or by its agents, with or without workmen or others, upon reasonable notice and at any reasonable time and from time to time during the Term, enter upon the Premises, or any part thereof, for the purpose, among others, of viewing the state and condition thereof.

5.7 TELECOMMUNICATIONS SYSTEMS

Tenant may utilize a telecommunication service provider of its choice with Landlord’s prior written consent, which terms shall include without limitation, the following:

a)
Tenant shall cause the service provider to execute and deliver to Landlord Landlord’s standard form of license agreement which shall include a provision for Landlord to receive compensation for the use of the space for the service provider’s equipment and materials;
b)
Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, interruption or loss of telecommunication service;
c)
Tenant shall indemnify and hold harmless Landlord for all losses, claims, demands, expenses and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider or Tenant or those for whom they are at law responsible; and
d)
Tenant shall incorporate in its agreement with its service provider a provision granting Tenant the right to terminate the service provider agreement if required to do so by Landlord and Landlord shall have the right at any

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time during the Term to require Tenant, at Tenant’s expense, to exercise the termination right and to contract for telecommunication service with a different service provider.

5.8 HVAC

a)
Landlord shall provide heat to the Premises and the interior Common Areas sufficient to maintain reasonable temperatures during Normal Business Hours. It is understood and accepted by Tenant that Landlord may reduce the degree of heating provided after Normal Business Hours in a manner comparable to other comparable office buildings of a similar age and in a similar location. Landlord may enter the Premises at any time in order to inspect, control or regulate the operation of any heating, ventilating and air-conditioning facilities and equipment.
b)
Landlord shall provide ventilation and air-conditioning to the Premises during Normal Business Hours. The systems furnished and operated by Landlord for air conditioning and ventilation to the Premises are designed for a reasonable density of persons and for general office purposes based on window shading being fully closed where windows are exposed to direct sunlight. Arrangement of partitions, equipment or special purpose areas, or the installation of equipment with high levels of heat production by Tenant may require alteration of the portion of the air-conditioning and ventilation systems located within the Premises. Any alterations that can be accommodated by Landlord’s equipment shall be made at Tenant’s expense and in accordance with Article 5.2 hereof. Tenant acknowledges that the heating, air-conditioning and ventilation system serving the Premises or the Building may require initial balancing or that alterations made from time to time whether inside the Premises or in other areas of the Building, may temporarily cause imbalance of the heating, air-conditioning and ventilation system, and Tenant shall allow a reasonable amount of time for such readjustment and rebalancing.
c)
Should Landlord fail to provide sufficient heat or air-conditioning or chilled water at any time it shall not be liable for direct, indirect, or consequential damages, or for personal discomfort or illness.

ARTICLE 6. LANDLORD’S RIGHT TO REPAIR OR MAKE ALTERATIONS

6.1 RESTORATION OF PREMISES

Tenant shall, upon the termination or earlier determination hereof, restore the Premises, or any part thereof, as requested by Landlord, at Tenant’s own expense, to the base building condition thereof existing at the Commencement Date, save for reasonable wear and tear, provided, however, that the Premises and all Leasehold Improvements shall, upon completion or installation thereof, become the property of Landlord and shall be surrendered by Tenant to Landlord on the termination or earlier determination hereof. Except to the extent herein or otherwise expressly agreed by Landlord in writing, Tenant’s Trade Fixtures shall not be removed by Tenant from the Premises, either during or at the expiration or sooner termination hereof, except that Tenant, if not in default under this Lease, may, concurrently with the expiration of the Term by the effluxion of time, remove Tenant’s Trade Fixtures, provided, however, that if Tenant fails to remove Tenant’s Trade Fixtures concurrently with the expiration of the Term as aforesaid, Tenant’s Trade Fixtures not so removed, shall, at the sole option of Landlord, become the property of Landlord. If Tenant, in removing Tenant’s Trade Fixtures and Leasehold Improvements, or any portion thereof, as Landlord may require to be removed, damages the Premises, Tenant shall, at its own cost and expense, repair such damage, or, at the option of Landlord, pay Landlord for the cost of such damage.

6.2 SURRENDER OF KEYS

At the expiration or earlier termination of the Term, Tenant shall surrender all keys for the Premises to Landlord, at the place then fixed for the payment of Rent, and shall inform Landlord of all combinations of locks, safes and vaults, if any, within the Premises and which are not required or permitted to be removed therefrom.

6.3 LANDLORD’S RIGHT TO REPAIR OR MAKE ALTERATIONS

a)
Landlord shall be permitted upon reasonable notice, at any reasonable time and from time to time, to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of inspecting and/or viewing the condition thereof and undertaking any work of any kind deemed necessary or expedient by Landlord acting reasonably, and Tenant shall provide free and unhampered access for such purposes and shall not be

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entitled to compensation for any inconvenience, nuisance and/or discomfort or loss caused thereby, provided that Landlord, in exercising its rights hereunder, shall proceed, to the extent reasonably possible, so as to minimize interference with Tenant’s use and enjoyment of the Premises, provided that nothing herein shall be construed so as to require repairs, replacements and/or renewals, in whole or in part, to be made by Landlord, except as expressly provided for in this Lease.
b)
Landlord shall, in addition and notwithstanding anything to the contrary in this Lease contained, have the right to make any changes, expansions, reductions, enclosures, additions, renewals, replacements, repairs, improvements or alterations, in whole or in part, as Landlord, from time to time, may decide in respect of the Building, or any portion thereof, including the Premises, and Tenant shall not be entitled to compensation for any inconvenience, nuisance and/or discomfort or loss caused thereby. Landlord, in exercising its rights hereunder, shall proceed, to the extent reasonably possible, so as to minimize interference with Tenant’s use and enjoyment of the Premises, provided that nothing herein shall be construed so as to require any of the aforesaid items to be done by Landlord except as expressly provided for in this Lease.

6.4 CONTROL OF BUILDING BY LANDLORD

a)
Landlord will control the management and operation of the Building. In doing so, Landlord will have, among its other rights, the right to:
(i)
temporarily close parts of the Common Areas to prevent their dedication or the accrual to anyone of rights in them; grant, modify and terminate easements and other agreements pertaining to the use and operation of the Building or any part of it; and temporarily obstruct or close off parts of the Building for maintenance, repair or construction;
(ii)
employ personnel for the operation, maintenance and control of the Building, which may be managed by Landlord or by anyone else designated by Landlord;
(iii)
use parts of the Common Areas for merchandising, display, decorations, entertainment and structures designed for retail selling or special features or promotional activities;
(iv)
reasonably regulate all aspects of loading and unloading, delivery and shipping of fixtures, equipment and merchandise, and all aspects of garbage collection and disposal;
(v)
designate areas where Tenant and its employees may park in the Building;
(vi)
construct and alter multiple deck, elevated or underground parking facilities, and impose or permit to be imposed reasonable charges for the use of parking facilities by anyone, including tenants and customers;
(vii)
construct other buildings or improvements in or near the Building and make changes to all or any part of the Building; and
(viii)
at any time, upon sixty (60) days’ written notice to Tenant, to relocate Tenant in whole or in part to other premises in the Property provided that the new premises shall contain the same area and be in a similar location and provided that Landlord shall pay the actual and reasonable expenses incurred by Tenant in physically moving its trade fixtures to the relocation premises.
b)
Landlord is not liable for and Tenant will not be entitled to any compensation or Rent reduction as a result of any change in the Common Areas caused by Landlord’s exercise of its rights under this Lease.
c)
Provided Tenant is not in default hereunder, Tenant shall have the non-exclusive right during Normal Building Hours, in common with all others entitled thereto and in accordance with the Rules and Regulations in respect thereof, to use the parts of the Common Areas appropriate and intended for common use, for their proper and intended purposes.

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ARTICLE 7. INSURANCE, INDEMNITY AND RELEASE

7.1 LANDLORD’S INSURANCE

Landlord shall take out and maintain with respect to the Building:

a)
Commercial general liability insurance against personal and bodily injury, including death, and property damage.
b)
Insurance with coverage against the perils of fire and standard extended coverage endorsement perils, against water damage however caused and against loss by such other insurable hazards as a prudent owner would insure.
c)
Boiler and machinery insurance.
d)
Loss of rental income insurance, including loss of all rentals receivable from tenants of leasable premises in the Building, including Basic Rent and all other amounts payable thereunder.

Landlord, acting reasonably, shall determine all policy terms including deductibles and may take out and maintain other insurance as it considers advisable, but Landlord shall not be required to take out or maintain any insurance with respect to any loss, injury or damage required to be insured against by Tenant or with respect to Tenant Property and/or liability. All proceeds of Landlord’s insurance shall belong to Landlord although some portions are to be applied to reduce operating costs as provided in this Lease. Notwithstanding Tenant contributions to Landlord insurance premiums, no insurable interest is conferred upon Tenant under policies carried by Landlord. Tenant acknowledges that it is not, by such contribution or otherwise, relieved of any legal liability or liability arising from its wilful acts or negligence.

7.2 TENANT’S INSURANCE

Prior to taking possession of the Premises, Tenant shall provide to Landlord a CSIO Certificate of Insurance. Throughout the term of the Lease, Tenant shall take out and keep in force in its name the following:

(a)
Broad form (all risk/all perils) property insurance (including coverage for sewer back-up and water damage, flood and earthquake perils) on property of every description owned by Tenant, or for which Tenant is responsible or legally liable, including Leasehold Improvements, in an amount equal to 100% of the full replacement cost, without depreciation, of same (including equipment breakdown insurance, if applicable);
(b)
Comprehensive commercial general liability insurance with a limit of not less than Five Million Dollars ($5,000,000) per occurrence or such greater amount as Landlord may from time to time reasonably require;
(c)
Business interruption insurance from all perils for a minimum of twelve (12) months on either an ALS (actual loss sustained) or Profits policy form;
(d)
Tenant’s legal liability (all risks form) insurance in an amount not less than one hundred percent (100%) of the full replacement cost of the Premises, including loss of use;
(e)
Plate glass insurance, if applicable;
(f)
Automobile insurance and non-owned automobile insurance of not less than Five Million Dollars ($5,000,000) inclusive limits, if applicable; and
(g)
any other such additional insurance as Landlord or the Mortgagee, acting reasonably, may from time to time require.

Each applicable policy shall contain a breach of conditions endorsement in favour of Landlord and shall name Landlord and Property Manager as Additional Insureds. All such insurance shall be primary insurance and shall not call into contribution any insurance carried by Landlord. The portion of the proceeds of insurance referred to herein payable for the Leasehold Improvements are hereby assigned to and shall be made payable jointly to Tenant and Landlord. Each applicable policy shall contain a waiver of any subrogation rights which Tenant’s insurers may have against Landlord, a cross-liability clause, and

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severability of interest provisions as applicable, and shall not be subject to cancellation without at least thirty (30) days prior written notice to Landlord. Prior to commencement of the Lease, Tenant will deliver evidence of the above required insurance coverages to the Property Manager. In the event that Tenant’s occupancy of the Premises causes an increase in the insurance carried by Landlord, Tenant shall pay such increase in premiums immediately upon demand by Landlord.

For clarification, Tenant acknowledges that it shall be solely responsible for security of all of its property and merchandise at all times during the tenancy both during and after Normal Business Hours and Landlord shall have no liability whatever for loss or damage to any of Tenant’s property or merchandise from any cause, however caused, including but not limited to loss or damage caused through the negligence of Landlord, its agents or those for whom Landlord is in law responsible.

7.3 GENERAL PROVISIONS OF TENANT’S INSURANCE AND TENANT’S PREMIUMS

a)
Tenant’s insurance policies shall be in a form satisfactory to Landlord and shall be placed with insurers licensed to do business in Canada and shall exclude the exercise of any claim of the insurer or insurers, whether by subrogation or otherwise, against Landlord and against those for whom Landlord is in law responsible. All policies of commercial general liability insurance shall contain a severability of interest clause and a cross -liability clause as between Landlord and Tenant.
b)
Each applicable policy shall name Landlord as an additional insured as its interest may appear and shall contain a waiver in favour of Landlord and any Mortgagee, of any breach or violation of any warranties, representations, declarations or conditions contained in such policies. All such insurance shall be primary insurance, shall firstly respond to any loss or damage suffered or incurred by Tenant and shall not call into contribution any insurance carried by Landlord or any Mortgagee.
c)
The portion of the proceeds of insurance referred to herein payable for the Leasehold Improvements are hereby assigned to and shall be made payable to Landlord in priority to all others. If this Lease is not terminated such proceeds received by Landlord shall be released to Tenant upon receipt by Landlord of a certificate of the Architect stating that repairs to the Leasehold Improvements to the extent of such proceeds have been satisfactorily completed by Tenant, free of liens. If the Lease is terminated pursuant to any provision in Article 8, Tenant shall and does hereby assign and agree to pay to Landlord, the proceeds of its policies of insurance relating to the Leasehold Improvements, in each case, in an amount equal to the full replacement cost thereof without any deduction for depreciation.
d)
All policies of insurance shall contain a provision requiring that at least thirty (30) days written notice be given to Landlord by the insurer in the event of a material reduction and/or change in policy coverage and prior to cancellation and Tenant shall obtain undertakings from all insurers to that effect.
e)
Tenant shall, ten (10) days prior to the Commencement Date and thirty (30) days prior to the expiry of any insurance required to be carried by Tenant, deliver certificates of insurance to Landlord in a form acceptable to Landlord, or if requested by Landlord, Tenant shall provide certified copies of its insurance policy(ies) to Landlord. Receipt by Landlord of certificates of insurance from Tenant shall in no way act as confirmation by Landlord that Tenant’s insurance complies with the terms hereof and shall not be construed as a waiver with regard to Tenant’s obligations to insure:
f)
If Tenant fails to perform its obligations pursuant to Article 7.2 or Article 7.3, Landlord shall have the right, but not the obligation, to perform such obligations and to pay the costs or premium therefore and in such event Tenant shall repay to Landlord, as Additional Rent, forthwith on demand, the amount paid by Landlord, together with the Administrative Charge in respect thereof.
g)
The acquisition and maintenance by Tenant of the insurance policies as required pursuant to Article 7.2 shall not limit or restrict the liability of Tenant under this Lease.
h)
Notwithstanding any other provisions hereof, Tenant hereby releases Landlord, and any Party for whom Landlord is legally responsible, from any liability for loss to the extent of all insurance proceeds paid under the policies of insurance maintained by Tenant or which would have been paid if Tenant had maintained the insurance it is required to maintain under this Lease and had diligently processed any claims thereunder.

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7.4 CANCELLATION OF OR INCREASE IN LANDLORD’S INSURANCE PREMIUMS

a)
Tenant will not, at any time during the Term, use, suffer or allow the Premises, or any part thereof, to be used for any trade, business, occupation or calling or refrain or cease to carry on business upon the Premises or vacate the same, nor permit anything to be done or not to be done, or bring any flammable material, machinery or equipment upon the Premises, whereby the insurance rates upon the Premises and/or the Improvements, or any one or more of them, may be increased, or the policy or policies of insurance thereon, insuring against, inter alia, damage by fire, for the time being subsisting, may become void or voidable or cancelled.
b)
If Tenant, by any means whatsoever: (1) causes any increase in Landlord’s insurance premiums, Tenant shall pay to Landlord, on demand, the amount of such increase. Tenant shall comply promptly with all reasonable requirements of any underwriter association or of any insurer of Landlord or Tenant; or (2) causes a cancellation or coverage reduction or threatened cancellation or coverage reduction or material change of any insurance policy on the Building, then Landlord, upon notice, if practicable, may enter as provided and remedy the condition giving rise to the threatened or actual cancellation or coverage reduction in which case Tenant shall pay to Landlord on demand the cost of such remedy plus the Administrative Charge in respect thereof.

7.5 RELEASE

Tenant expressly releases Landlord and waives all claims against Landlord and those for whom Landlord is, in law, responsible, including those for death, injury, bodily harm, damage to or loss of property or income, nuisance, inconvenience, discomfort, breach of or frustration of Lease, or abatement of rent arising from:

a)
any entry of, activities and work upon, or removal of items from the Premises by Landlord or its designates, as required or permitted by this Lease;
b)
any change, alteration or modification to the Building or the performance of work in connection therewith;
c)
any interruption or cessation in the supply of utilities, services or systems serving the Premises, the Building;
d)
any occurrence, cause or peril required by this lease to be insured against by Tenant;
e)
any other occurrence, cause or peril whatsoever,

except and to the extent arising by the willful acts or omissions of Landlord or those for whom it is in law responsible.

7.6 INDEMNIFICATION OF LANDLORD

Tenant covenants and agrees that:

a)
unless caused by the wilful act or omission of Landlord and/or its agents, Landlord shall not be liable nor responsible, in any way, notwithstanding the cause thereof for any:
(i)
injury to or death of any person, or loss or damage to any property belonging to Tenant or its employees, invitees or licensees or any other person for whom Tenant is in law responsible, or any person in or about the Building for the purpose of attending at the Premises or in respect of any damage to property belonging to or entrusted to any one or more of them, or for any consequential injury, loss or damage arising from or sustained by any one or more of the aforesaid, unless resulting from (and in such case limited to the extent of) the actual fault or negligence of Landlord, its employees, invitees or licensees, or any other person for whom Landlord is in law responsible;
(ii)
injury or damage, of any nature whatsoever, to any person or property, caused by the failure or by reason of any unavoidable breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the reasonable interruption of any public utility or other service, or in the event of gas, steam, water, rain, snow, ice or other substances leaking into, issuing or flowing from the water, steam, sprinkler or drainage pipes or plumbing of the Building or from any other place or quarter, into any part of the Premises, or for any loss or damage caused by

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or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the Building, provided in each and every case that Landlord, or the other tenant of the Building, as the case may be, has acted in a reasonable and prudent manner;
(iii)
act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person, from time to time employed by Landlord to perform security services, maintenance, supervision, cleaning or any other work or service in or about the Premises or the Building;
(iv)
loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of Tenant; or
(v)
loss or damage to any automobiles, or their contents, or for the unauthorized use by other tenants or strangers of any parking space allotted to Tenant;

and Tenant covenants to indemnify and save harmless Landlord from and against any and all claims, causes of action, liability, costs and/or expenses, (including Landlord’s own solicitor’s fees and disbursements) whatsoever and howsoever arising in respect of any one or more of the foregoing, unless resulting from (and in such case limited to the extent of) the actual fault or negligence of Landlord, with the exception, however, of any consequential injury, loss or damage;

b)
Landlord shall have no responsibility or liability for the failure to supply, if required to do so under the terms hereof, interior climate control, when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof or any other cause beyond Landlord’s reasonable control.
c)
Landlord shall be under no obligation to repair or maintain Leasehold Improvements or to repair or maintain or insure Tenant’s Trade Fixtures or other property;
d)
Landlord shall be under no obligation to remedy any default of Tenant and shall not incur any liability to Tenant for any act or omission in the course of its curing or attempting to cure any such default or in the event of its entering upon the Premises to undertake any examination thereof or any work therein or in the case of any emergency;
e)
Tenant agrees to defend, indemnify and save harmless Landlord in respect of all claims for bodily injury or death, property damage or other loss or damage arising howsoever out of the use or occupation of the Premises, or from the conduct of any work by or any act or omission of Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of Tenant, or anyone else for whom Tenant may be responsible, and in respect of all costs, expenses and liabilities incurred by Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, cost, expense or damage suffered or incurred by Landlord (including Landlord’s own reasonable solicitor’s fees and disbursements) arising from any breach or non-performance by Tenant of any of its covenants or obligations under this Lease. Tenant’s obligations to observe or perform this covenant shall survive the expiration or other termination of the Term.

ARTICLE 8. DESTRUCTION OF PREMISES OR IMPROVEMENTS

8.1 TOTAL DESTRUCTION

In the event of the Total Destruction (as herein defined) of the Premises by fire, the elements or other cause or casualty, then, in such event, this Lease shall terminate with effect from the date when such destruction occurs. Thereupon, Tenant shall immediately surrender the Premises and all its interest therein to Landlord, and Tenant shall pay Rent only to the time of such destruction, and Landlord may re-enter and repossess the Premises discharged hereof. Upon such termination, Tenant shall remain liable to Landlord for all sums accrued due to Landlord pursuant to the terms hereof to the date of such destruction. “Total Destruction” shall mean such damage to the Premises as renders the same unfit for use by Tenant for Tenant’s business, which cannot reasonably be repaired within One Hundred Eighty (180) days of the date of the destruction to the state where Tenant could use substantially all of the Premises for Tenant’s business. The certificate of Landlord’s Advisor certifying that Total Destruction has or has not occurred shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

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8.2 PARTIAL DESTRUCTION

In the event of Partial Destruction (as herein defined) of the Premises by fire, the elements or other cause or casualty, then, in such event, if the destruction is such, in the opinion of Landlord’s Advisor, that the Premises cannot be used for Tenant’s business until repaired, the Rent and all Additional Rent, shall abate until the repair has been made. If the destruction is such that, in the opinion of Landlord’s Advisor, the Premises may be partially used for Tenant’s business while the repairs are being made, then the Basic Rent shall abate in the proportion that the part of the Premises rendered unusable bears to the whole of the Premises. “Partial Destruction” shall mean any damage to the Premises less than Total Destruction but which renders all or part of the Premises temporarily unfit for the use by Tenant for Tenant’s business. The certificate of Landlord’s Advisor, as to whether the whole or a part of the Premises is rendered usable and certifying to the extent of the part rendered usable, shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof. Notwithstanding anything in this paragraph contained, if, in fact, the Partial Destruction is repaired within fourteen days of the date of destruction, there shall be no abatement of Rent.

8.3 REPAIR OF PARTIAL DESTRUCTION

In the event of Partial Destruction, subject to Article 8.6 below and with all due diligence, Landlord shall repair and restore the Premises (including the Leasehold Improvements) according to the nature of the damage, excepting Tenant’s Trade Fixtures, which Tenant shall repair and restore to substantially the condition of same immediately prior to such Partial Destruction. Should Tenant wish the repair and restoration to differ from the original plans and specifications for the Premises, then Landlord shall agree to abide by Tenant’s wish if the cost of such different repair or restoration is not materially more than the replacement cost of the damage and if Tenant agrees to pay all costs in excess of the replacement cost.

8.4 DESTRUCTION OF IMPROVEMENTS

Notwithstanding the foregoing provisions concerning Total Destruction or Partial Destruction of the Premises, in the event of any damage to or destruction of the Improvements, or any part thereof (and whether or not the Premises are destroyed), to such a material extent or of such a nature that, in the opinion of Landlord’s Advisor, the Improvements, or any part thereof, must be or should be totally or partially demolished, whether to be reconstructed, in whole or in part, or not, then either party may, at its option (to be exercised within sixty (60) days from the date of destruction) give notice to the other that this Lease is terminated with effect from the date stated in the notice. If Tenant is unable to effectively use the Premises after the destruction, the date given in the notice shall be the date of destruction. Upon such termination, Tenant shall immediately surrender the Premises and all its interest therein to Landlord and Tenant shall remain liable to Landlord for all sums accrued due pursuant to the terms hereof to the date of termination. Landlord’s Advisor shall determine whether the Premises can or cannot be effectively used by Tenant and Landlord’s Advisor’s certificate thereon shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

8.5 LIMITATION

Unless caused by the negligence or wilful act or omission of Landlord and/or its agents, in none of the cases aforesaid shall Tenant have any claim upon Landlord for any damages sustained by it. No damage, compensation or claim whatsoever shall be payable by Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Premises, or any part thereof.

8.6 INSURANCE

If any of the cases aforesaid are not covered under insurance as required to be maintained by Landlord pursuant to the terms hereof then Landlord shall not have any obligation to repair whether Total Destruction or Partial Destruction, and in each such case this Lease shall, at the option of Landlord, terminate, upon Landlord giving thirty (30) days’ notice to Tenant, not later than sixty days from the date of any such destruction and, failing such notice, as aforesaid, the terms of this Article 8.6 shall govern.

ARTICLE 9. ASSIGNMENT AND SUBLETTING, CHANGE OF CONTROL OF TENANT’S BUSINESS

9.1 CONSENT REQUIRED

a)
Except to an Eligible Corporation, Tenant shall not assign this Lease in whole or in part, nor sublet all or part of the Premises, nor mortgage or encumber this Lease or the Premises or part thereof, nor suffer or permit the occupation or use of all or part of the Premises by others (collectively “Transfer”), without the prior written consent of Landlord, which

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consent may not be unreasonably withheld. Landlord’s failure to so consent shall be deemed reasonably withheld if: (a) Tenant is in arrears of Rent at the time of request for consent; (b) such Transfer will result in a change in use of the Premises; or (c) if the proposed sub-tenant assignee, concessionaire, licensee or occupier (individually as applicable, the “Transferee”) does not meet Landlord’s requirements with respect to: (i) experience and capability in the business to be conducted upon the Premises; and, (ii) business history, financial status and background.
b)
Any such consent shall not constitute a waiver of Landlord’s consent to any subsequent Transfer, and shall be conditional upon: (a) payment of any outstanding rental arrears; (b) payment to Landlord of its administrative/legal costs of considering such request and preparing and/or reviewing the transfer documentation in the amount of Twelve Hundred Fifty Dollars ($1, 250.00) and; (c) execution of an instrument in writing whereby the Transferee covenants directly with Landlord to be bound by and comply with all of the terms hereof as if it were Tenant originally executing this Lease and specifically in the case of a sub-lease, covenanting to guarantee the obligations of Tenant and acknowledge that in the enforcement hereof, Landlord may distrain against the assets of the sub-tenant.
c)
No Transfer shall release Tenant from the performance of any of the terms, covenants and conditions hereof.
d)
No Transfer shall have any effect unless in writing and signed by Landlord.
e)
Landlord will, within thirty (30) days after having received notice and all necessary information, notify Tenant in writing either that it consents or does not consent to the Transfer.

9.2 LANDLORD OPTION TO TERMINATE

a)
If Tenant wishes to Transfer this Lease, in whole or in part, Tenant shall give prior notice to Landlord stipulating the proposed Transferee and if the proposed Transferee is not an Eligible Corporation such notice shall include details to be considered by Landlord pursuant to 9.1(a) and the use to be made of the Premises; and be accompanied by a copy of the applicable offer to purchase or sublet and if such Transferee is not an Eligible Corporation, and if Landlord withholds its consent to such Transfer and Tenant proceeds with the Transfer in the absence of Landlord’s consent, Landlord may terminate this Lease upon fifteen (15) days’ notice to Tenant given within forty-five (45) days next following the giving of the notice by Tenant unless Tenant by notice to Landlord given within the fifteen (15) day period withdraws the request to transfer.
b)
If this Lease is transferred in whole or in part without the consent of Landlord when required, Landlord may nevertheless collect rent from the Transferee but such acceptance of rent and any failure by Landlord to object shall not be considered a waiver of this covenant or an acceptance of the Transferee as Tenant.

9.3 CORPORATE OWNERSHIP

Any share transfer, whether by sale, assignment, bequest, inheritance operation of law or other disposition which will result in a change in the effective voting or other control of Tenant as “Control” is defined in the Canada Business Corporations Act shall, unless such shares are listed on a recognised stock exchange in Canada or the United States, be deemed to be a Transfer to which Articles 9.1 and 9.2 apply, the person or entity in whom such control will vest being considered the Transferee.

9.4 TRANSFER BY THE LANDLORD

Landlord, at any time and from time to time, may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the Building, or in the Premises and, at any time and from time to time, may enter into any Mortgage of the whole or any part of its interest in the Building or in the Premises. If the party acquiring such interest agrees to assume, and so long as it holds such interest, to perform the covenants of Landlord under this lease, Landlord shall thereupon be released from all of its covenants under this lease.

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9.5 EXCESS RENTAL

Notwithstanding anything herein to the contrary, Tenant shall not assign, sublet, license or part with or share possession of the Premises, or any part thereof, if the Rental or other consideration to be received by Tenant exceeds the greater of that stipulated in this Lease as being payable by Tenant to Landlord hereunder, unless and until Tenant undertakes to pay such excess to Landlord.

ARTICLE 10. COMPLIANCE WITH LAWS AND REGULATIONS, GENERAL COVENANTS

10.1 COMPLIANCE WITH LAWS AND REGULATIONS

a)
Tenant will, at all times and in all respects, in regard to the Premises, strictly conform to all laws and Tenant agrees to indemnify and save harmless Landlord from any costs, charges or damages to which Landlord may be put or suffer by reason of the breach by Tenant or by any of those for whom Tenant is responsible in law of any such laws and, in addition, Tenant shall observe the Rules and Regulations annexed hereto as Schedule “D”, or such other reasonable rules and regulations as Landlord may make, from time to time, acting reasonably, for the comfort and/or convenience of Landlord’s tenants in the Building and/or the operation and/or the preservation of good order therein.
b)
Tenant shall further comply with any orders, rules and regulations of the Canadian Fire Underwriters Association or any other body now or hereafter constituted exercising similar functions and with the requirements of all policies of public liability, fire and other kinds of insurance at any time in force with respect to the Premises, or any part thereof as those orders, rules, regulations and requirements relate to Tenant’s Work and/or Tenant’s use and occupation of the Premises.

10.2 LANDLORD’S GENERAL COVENANTS

Landlord covenants with Tenant:

a)
that subject to the payment of Rent hereby reserved by Tenant and upon Tenant observing and performing the covenants to be observed and performed by Tenant, to allow Tenant to possess and enjoy the Premises for the Term, without any interruption or disturbance from Landlord or any other Person lawfully claiming by, from or under it; and
b)
to observe and perform all the covenants and obligations of Landlord herein.

10.3 TENANT’S GENERAL COVENANTS

Tenant covenants with Landlord:

a) to pay the Rent; and

b) to observe and perform all the covenants and obligations of Tenant herein.

ARTICLE 11. USE OF PREMISES

11.1 USE OF PREMISES

Tenant will operate its business in the Premises only for the Permitted Use for no other purpose. Tenant shall satisfy itself that such use is permissible pursuant to all applicable zoning and other municipal laws and regulations. Tenant shall also be solely responsible for obtaining its own occupancy permit. Tenant shall at all times fully comply with all Applicable Laws.

11.2 CONDUCT OF BUSINESS

a)
The operation and maintenance of Tenant’s business shall be of the highest quality and to a standard compatible with the Building.

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b)
Tenant shall operate and carry on Tenant’s business continuously in the Premises during the continuance hereof and, without restricting the generality of the foregoing, Tenant shall not vacate or leave the Premises during the continuance hereof. Tenant acknowledges that it is an important tenant of the Building and that the continuous carrying on of Tenant’s business in the Premises is essential to the economic viability of the Building.
c)
Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Premises) so as to be visible from the outside of the Premises, with the exception only of any identification sign and such other signs as Landlord may permit (such permission not to be unreasonably withheld), in each case containing only the name of Tenant and such other names as Landlord may permit, and to be subject to the approval of Landlord as to design, size, location and content, acting reasonably.
d)
Tenant acknowledges that its covenants and obligations set forth in Subarticle 11.2(a), (b) and (c) are covenants and obligations designed for the mutual benefit and protection of all tenants of premises in the Building and to render the Building as a whole of maximum attractiveness to the public, and to achieve the maximum volume of business therein. In the event that Tenant is in breach of any of such covenants or obligations or fails to observe or perform any of them, then without prejudice to any other right or remedy which Landlord may have under this Lease or otherwise at law or equity, Landlord shall have the right to bring action in any court of competent jurisdiction against Tenant for an injunction, judgement or order directing Tenant to remedy such breach and to observe and perform such covenant or obligation.

11.3 NUISANCE

a)
Tenant will not use, exercise or carry on, or permit or suffer to be used, exercised or carried on, in or upon the Premises, or any part thereof, any noxious, noisome or offensive art, trade, business, occupation or calling, and no act, thing or matter whatsoever shall, at any time during the continuance hereof, be done or not be done (including, without limitation, smells or odours within or emanating or escaping from the Premises, vacating the Premises or ceasing to carry on business therein) upon the Premises, or any part thereof, which shall or may be or grow to the annoyance, nuisance, grievance or cause damage to the occupiers or owners of the adjoining lands or properties of Landlord or tenants of other portions of the Building.
b)
Tenant shall not use any advertising media that Landlord shall deem objectionable to it or other tenants of the Building, including, without limitation, loudspeakers, phonographs, broadcasts, or telecasts, in a manner to be heard or seen outside the Premises.
c)
Tenant shall not place a load upon any portion of any floor of the Premises which exceeds the floor load which the area of such floor being loaded was designed to carry, having regard to the loading of adjacent areas and that which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises, so as to distribute properly the weight thereof and Tenant shall pay for all reasonable costs incurred by Landlord and Landlord’s Advisor in making such assessment.

11.4 HAZARDOUS MATERIAL

Tenant shall not cause or permit any Hazardous Material to be placed, held, located, carried on or disposed of, on, under or in any part of the Premises and Tenant covenants to permit Landlord to conduct inspections and appraisals of all or any of Tenant’s records, business and assets upon reasonable notice, at any reasonable time and from time to time, which might reasonably relate to Hazardous Material, to ensure compliance by Tenant of not causing or permitting any Hazardous Material to be placed, held, located, carried on or disposed of on, under or in any part of the Premises.

11.5 SIGNS

a) Tenant’s Signs: Tenant shall not at any time cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction (herein collectively called “Signs”) to be painted, displayed, inscribed, placed, affixed or maintained within the Premises and visible outside the Premises or in or on any windows or the exterior of the Premises (including glass demising walls facing onto Common Areas), nor anywhere else on or in the Building, without the prior and continuous consent of Landlord which consent may, with respect to proposed signage on the main floor of the Building, or which can be seen from outside the Premises, be arbitrarily

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withheld, but otherwise shall not be unreasonably withheld, provided that the copy and style of any Signs shall be consistent with the first-class nature ofthe Building and in accordance with Landlord’s sign criteria. No hand-written signs will be permitted. Landlord may at any time prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the Premises and other premises. Any breach by Tenant of this provision may be immediately rectified by Landlord at Tenant’s expense and in this connection, Landlord shall be entitled to enter the Premises and remove any Signs contravening this provision and charge Tenant the costs thereof, and same shall not constitute a re-entry under this Lease and Landlord shall not be liable for any damages caused thereby, whether or not arising from its own negligence. At the expiration or earlier termination hereof, Tenant will remove any such sign from the Premises at its expense and will promptly repair all damage caused by its installation or removal.

b) Directory Board: Landlord may erect and maintain (as an Operating Cost) a directory board in the main lobby of the Building which shall indicate the name of Tenant and the location of the Premises within the Building. Tenant shall pay Landlord’s cost of changes thereto, and any other signage with respect to the Premises. Should sufficient space exist on the directory board, Landlord may provide to Tenant, at Tenant’s expense, additional entries as requested. The directory board shall be for identification only and not for advertising. Landlord’s acceptance of any name for listing on the directory board will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises.

c) Landlord’s Signs: In addition to Landlord’s right to install general information and direction signs in an about the Building as would be customary for a comparable office building of similar age and similar location, Landlord shall have the right at any time to place upon the Building a notice of reasonable dimensions, reasonably placed so as not to interfere with Tenant’s business, stating that the Building is for sale, or that areas of the Building are for lease, as the case may be, and at any time during the last six (6) months of the Term, that the Premises are for rent and Tenant shall not remove such notices or signs.

(d) Upon expiration or termination hereof, Tenant shall remove all such signs or advertising where directed to by Landlord and shall repair any damage caused by such removal.

11.6 HOLDING OVER

If Tenant remains in possession of the Premises after the Term or extensions thereof with the consent of Landlord but without executing a new lease, there is no tacit renewal hereof despite any statutory provision or legal presumption to the contrary. Tenant will occupy the Premises as a Tenant from month to month (with either party having the right to terminate such month to month tenancy at any time on one (1) calendar months’ notice, whether or not the date of termination is at the end of a rental period) at a monthly Minimum Rent payable in advance on the first day of each month equal to two times the Minimum Rent payable during the last month of the Term, and Tenant will comply with the same terms, covenants and conditions as are in this Lease as far as they apply to a monthly tenancy including, for greater certainty, the payment of Additional Rent.

ARTICLE 12. QUIET ENJOYMENT, PARKING, PAYMENT OF TAXES, ETC., FORCE MAJEURE

12.1 QUIET ENJOYMENT

a)
If Tenant duly and punctually pays the Rent and complies with its obligations, except as provided herein, Tenant will be entitled to peaceably possess and enjoy the Premises during the Term without interruption by Landlord or those lawfully claiming through Landlord.
b)
Any expansion or enlargement of the Building shall not adversely affect Tenant’s use and enjoyment of the Premises or the business carried on therefrom in any material manner.

12.2 PARKING

a)
Landlord agrees to provide adequate parking facilities and lighting therefor, in the Common Area of the Building. Landlord agrees that in no event shall the number of parking spaces in the Common Area of the Building be fewer than the number of parking spaces required to satisfy all governmental and quasi-governmental requirements.
b)
Landlord reserves the right to require Tenant and Tenant’s employees, servants, agents and contractors, or anyone else over whom Tenant has control, to park in areas of the Building designated by Landlord as employee parking area(s) and

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to restrict Tenant and Tenant’s employees, servants, agents or contractors, or anyone else over whom Tenant has control, from parking in any other area(s) whatsoever. Tenant shall, upon request, promptly furnish to Landlord the license numbers of all motor vehicles operated by Tenant and by Tenant’s employees, servants, agents or contractors, or anyone else over whom Tenant has control. In the event that Tenant, Tenant’s employees, servants, agents or contractors, or anyone else over whom Tenant has control, park vehicles in areas of the Building, other than those area(s) that may be designated by Landlord, then Landlord shall have the right, in addition to Landlord’s rights set out in Schedule “D” herein and in addition to any other remedy Landlord may have, to charge Tenant Fifty ($50.00) Dollars per vehicle per day or part of a day that such vehicle is parked in any undesignated area. Such charges shall be deemed to be Additional Rent under this Lease and collectible as such.

ARTICLE 13. LANDLORD’S REMEDIES, LANDLORD’S RIGHTS

13.1 LANDLORD’S REMEDIES

a)
It is hereby expressly agreed that:
(i)
if default is made in the payment of Rent as the same falls due; or,
(ii)
in case Tenant defaults or is in breach of the fulfilment or observance or performance or fails to perform, observe or fulfil any other term, covenant or condition, whether expressed or implied, in this Lease on the part of Tenant to be observed or performed (other than the payment of Rent as the same falls due), which default continues for ten (10) days after delivery of written notice of such default, or if the default is not capable of being cured within ten (10) days, if Tenant fails to begin to cure the default within ten (10) days and to continue with all due diligence until the default is cured (time to be considered strictly of the essence of this provision); or,
(iii)
if the Term or any of Tenant’s Trade Fixtures and/or the goods or chattels in or on the Premises shall be at any time seized or attached or taken in execution or attachment or under extra-judicial process by any creditor or creditors of Tenant, or shall be seized or distrained for business or income taxes or under a security interest, including, without limitation, a bill of sale or chattel mortgage or conditional sales contract, or under any other type of security; or,
(iv)
in case Tenant shall without Landlord’s consent, such consent not to be unreasonably withheld, attempt to or shall remove, mortgage, charge or encumber Tenant’s Trade Fixtures, or attempt to or shall remove, mortgage, charge or encumber its goods and chattels, except in the ordinary course of its business, or if Tenant shall make any assignment for the benefit of creditors or, becoming bankrupt or insolvent, shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, or if any proceedings shall be taken or order shall be made for the winding up of Tenant; or,
(v)
in case Tenant shall abandon or attempt to abandon the Premises or in case the Premises shall become vacant or unoccupied for a period of five (5) consecutive days or be used for any other purpose than as permitted under the terms hereof, or be used by any other person than such as are entitled to use them, as provided for under the terms hereof, or in case Tenant ceases to carry on business on the Premises; or,
(vi)
in case a judgment of any court of competent jurisdiction is obtained against Tenant and remains unsatisfied for a period of ten (10) days after its entry; or
(vii)
Tenant, or an indemnifier or guarantor hereof, or any party occupying the Premises, becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or
(viii)
a receiver or receiver and manager is appointed for all or a portion of Tenant’s property or such indemnifier’s, guarantor’s or occupant’s property; or

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(ix)
any step is taken or any action or proceeding is instituted by Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of Tenant or its assets; or
(x)
Tenant defaults under any loan agreement made between Landlord and Tenant and it has not cured such default as provided for therein,

then, and in every such case, Landlord shall have the right to re-enter the Premises and forfeit this Lease, if Landlord so desires, or Landlord shall have the option of terminating this Lease, and, upon either a forfeiture hereof or the exercise by Landlord of its option to terminate this Lease, this Lease shall terminate, cease and be void and the Term hereby granted expire and be at an end, all without prejudice, however, to any other remedy Landlord may have, including, and without restricting the generality of the foregoing, maintaining an action for full damages for the unexpired portion of the Term, without any requirement in law or in equity imposed upon Landlord to notify Tenant, prior to, concurrently with, or at any time following re-entry and forfeiture or the exercise of the option by Landlord to terminate this Lease, and seek damages from Tenant for the unexpired portion of the Term, which said requirement is hereby waived and dispensed with by Tenant, anything herein contained to the contrary notwithstanding (it being understood and agreed that any default, seizure, distraint, attachment, assignment, bankruptcy, or insolvency, winding-up, non-observance, non-performance, breach, abandonment, vacating, failing to occupy, or any other matter referred to herein shall be deemed to be a fundamental breach going to the root hereof and amounting to a repudiation by Tenant hereof) and notwithstanding that Landlord has distrained and seized or may distrain or seize upon Tenant’s Trade Fixtures, goods and/or chattels for any amount which may be owing or deemed to be owing by Tenant pursuant to the terms hereof, it being agreed and understood that any such distress and/or seizure shall in no event be deemed to be a recognition by Landlord (except at its option) of the continuing existence of the within Lease and tenancy and any payment of Rent shall not give Tenant the right to continued occupancy of the Premises, and Landlord may in exercising any of its rights hereunder, without notice or any form of legal process, forthwith re-enter, take or obtain possession of the Premises, or any part thereof in the name of the whole, as though Tenant or its servants or any occupant of the Premises, or any part thereof, were holding over after the expiration of the Term and Landlord may thereafter have repossession of and enjoy the same as of its former estate, and shall be entitled to remove Tenant’s effects therefrom, into the custody of a bailee or other person at the sole cost of Tenant, including any and all storage charges resulting therefrom.

b)
Upon the happening of any one or more of the matters referred to in paragraphs 13.l(a)(i) to (vi) above, Landlord shall, in addition to all of the other remedies and rights herein granted to it, be entitled to:
(i)
re-let the Premises, or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may, if Landlord chooses, be less or greater than the balance of the then existing Term hereof and Landlord may grant reasonable concessions in connection therewith;
(ii)
receive from Tenant, on demand, repayment of the unamortized portion of Tenant Allowance (amortized over the initial Term) as well as such reasonable expenses as Landlord may incur in re-letting the Premises, including, without limitation, legal costs, solicitor’s fees and real estate commissions or brokerage;
(iii)
receive from Tenant, on demand, the expenses of keeping the Premises in good order and condition and/or preparing the Premises for re-letting;
(iv)
make any alterations, repairs, replacements, renewals or decorations, in whole or in part, in or to the Premises, which Landlord may consider advisable and necessary for the purpose of re-letting them, and any such alterations, repairs, replacements, renewals or decorations, in whole or in part, shall not operate or be construed to relieve Tenant of its obligations or liabilities hereunder.
c)
Upon the happening of any one or more of the matters referred to in paragraphs 13.1(a)(vi) to (ix), the next three (3) months’ Rent shall immediately become due and payable as accelerated rent, and Landlord may re-enter and take possession of the Premises as though Tenant, or any other occupant of the Premises were holding over after the expiration of the Term, and this Lease, at the option of Landlord, will become forfeited and determined. The accelerated rent will be recoverable by Landlord in the same manner as the Rent hereby reserved and as if the Rent were in arrears.

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13.2 LANDLORD’S RIGHTS

a)
In addition to all rights and remedies of Landlord available to it in the event of any default hereunder by Tenant, either by virtue of any other provision hereof or by statute or the general law, Landlord:
(i)
shall have the right (but shall not be obligated to), at all times, upon reasonable notice to Tenant, to remedy or attempt to remedy any default of Tenant, and in so doing, may make any payments due by Tenant to third parties and may enter upon the Premises to do any work or other things therein, and, in such event, all reasonable expenses of Landlord in remedying or attempting to remedy such default shall be payable by Tenant to Landlord forthwith upon demand;
(ii)
if Landlord re-enters the Premises pursuant to the provisions of either this Lease or any applicable law, it may either terminate this Lease or it may from time to time, without terminating Tenant’s obligations under this Lease, make any alterations and repairs considered by Landlord necessary to facilitate a re-letting, and re-let the Premises or any part thereof as agent of Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion considers advisable. Upon each re-letting all Rent and other moneys received by Landlord from the re-letting will be applied to the payment of (a) indebtedness other than Rent due hereunder from Tenant to Landlord (b) costs and expenses of there-letting including brokerage fees, legal fees and costs of the alterations and repairs and (c) Rent due and unpaid hereunder. The residue, if any, will be held by Landlord and applied in payment of future Rent as it becomes due and payable. lf the rent received from the re-letting during a month is less than the Rent to be paid during that month by Tenant, Tenant shall pay the deficiency to Landlord. The deficiency will be calculated and paid monthly. No re-entry by Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to Tenant. Despite a re-letting without termination, Landlord may subsequently elect at any time to terminate this Lease for a breach which is then continuing.
(iii)
may recover, as Additional Rent, all reasonable sums paid or expenses incurred hereunder by Landlord which ought to have been paid or incurred by Tenant or for which Landlord hereunder is entitled to reimbursement from Tenant and any interest owing to Landlord hereunder, by any and all remedies available to it for the recovery of Rent in arrears;
(iv)
shall have the right to obtain injunctive relief in the event Tenant threatens to cease to carry on Tenant’s business or ceases to carry on Tenant’s business from the Premises.
b)
Tenant hereby waives and renounces the benefit of any present or future Act of the legislature of the Province of Nova Scotia, taking away or limiting Landlord’s rights of distress and agrees with Landlord that, notwithstanding any such Act, Landlord may seize upon and sell, by private sale or otherwise, to any person, including Landlord, all Tenant’s goods and chattels for payment of Rent (including, without limitation, any accelerated Rent), costs or any other moneys which may be due to Landlord pursuant to the terms hereof.
c)
If Tenant shall remain in possession of the Premises after the expiration of the Term and Landlord shall accept Rent, the acceptance of the Rent by Landlord shall not be deemed to renew the Term or tenancy created by this Lease and, in the absence of any agreement in writing between Landlord and Tenant, Tenant shall be deemed to be a tenant-at-will only, but such tenancy-at-will shall be subject, as far as applicable to a tenancy-at-will, to the covenants, provisions and conditions hereof and Rent shall be two times the Rent payable during the month immediately preceding the expiration or termination hereof.
d)
Should Tenant be in default in the payment of any Rent as provided for in this Lease or any other terms, covenants or conditions of the within Lease and should Landlord re-enter and take possession of the Premises as hereinbefore provided, then any Advance Rental paid under this Lease shall belong absolutely to Landlord, without prejudice, however, to Landlord’s right to claim full damages against Tenant for the unexpired portion of the Term.
e)
No waiver on behalf of Landlord of any breach of any of the covenants, provisions, conditions, restrictions or stipulations contained in this Lease, whether negative or positive in form, shall take effect or be binding upon Landlord, unless the same is expressed in writing under the authority of Landlord or its agent, and any waiver so expressed shall extend only

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to the particular breach so waived and shall not limit or affect Landlord’s rights with respect to any other or future breach.
f)
Landlord may distrain for Rent, including accelerated Rent, if any, or for any money hereby made recoverable by distress upon the goods and chattels of Tenant wheresoever situated and upon any other premises to which the same may have been removed and wherever the same may be found within the Province or Territory, as the case may be, in which the Premises are situate. Tenant hereby further agrees that Landlord may, at its option, sell such goods and chattels as are seized by levy of distress by way of public sale or by private sale to itself or any other party.
g)
Unless otherwise expressly provided for in this Lease, any Rent in arrears and all moneys due under this Lease and all sums paid for expenses incurred by Landlord, which ought to have been paid or incurred by Tenant, shall bear interest at the prime lending rate per annum from time to time charged or which would be charged to Landlord by its bank or lending institution, plus six percent (6%) per annum, calculated monthly (“Interest”), from the date the same became due or were spent or incurred, as the case may be, until the date of payment or repayment, and any judgment obtained against Tenant relating to this Lease shall provide for Interest thereon, which Interest shall run and be included and payable on any such judgment, until such judgment shall be fully satisfied.
h)
Notwithstanding anything contained in this Lease to the contrary or not contained in this Lease, payment of Rent and each and every other payment or sum of money required to be paid by Tenant to Landlord pursuant to any provision hereof, whether by way of indemnity or otherwise, shall be payable without any prior demand therefor, and shall, from and after the past due date of payment thereof, be deemed to be and construed as Rent, and all rights and remedies available to Landlord for the collection of Rent and all rights and remedies available to Landlord for the collection of Rent in arrears may be resorted to by Landlord for the collection thereof, with Interest and costs as provided for in this Lease.
i)
In the event that Landlord shall be entitled, under the terms hereof or by law, to enter the Premises, then Landlord shall be at liberty to effect such re-entry forcibly, and, for such purpose, Landlord, or its servants or agents, may break open locks, doors, windows otherwise, as may be deemed necessary for such purposes, without in any way incurring any liability or becoming responsible for damages or otherwise to Tenant.
j)
Landlord shall have the right to apply the whole or any part of any Advance Rent paid in accordance with the terms hereof on account of the Rent or any other Rent or other moneys outstanding or accruing due under this Lease.
k)
If Tenant, at any time during any period Tenant is allowed possession of the Premises or throughout the Term or at the expiration or early termination of the Term, is in default under any covenant or obligation contained in this Lease, Landlord shall have a lien on all Tenant’s stock-in-trade, inventory, equipment and facilities, and Tenant’s Trade Fixtures, as security against loss or damage resulting from any such default by Tenant, inclusive of non-payment of Rent, and none of the foregoing items shall be removed by Tenant, or anyone acting for or on Tenant’s behalf, unless and until such default is remedied.
l)
Landlord shall, in respect of the Building, maintain insurance against any form or forms of loss necessary to enable it to perform its obligations under this Lease and as a prudent Landlord would reasonably deem necessary, from time to time, and the cost thereof shall be deemed to be included as part of the Additional Rent.
m)
During the last twelve (12) months of the Term, Landlord shall have the right to erect signage upon the Premises and Common Areas showing the Premises as available for lease and Landlord shall have the right during Normal Business Hours, but upon reasonable notice to Tenant, to show the Premises to prospective tenants, provided Tenant’s business is not adversely affected.
n)
Landlord may, from time to time, resort to any or all of the rights and remedies available to it in the event of any default under this Lease by Tenant, either by any provision hereof or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions under this Lease as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to Landlord by statute or the general law.

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o)
Tenant shall pay to Landlord all expenses incurred by Landlord, including but not limited to legal fees and disbursements on a solicitor and his own client basis, in connection with any steps or legal action taken by Landlord in consequence of any breach hereof by Tenant.

ARTICLE 14. SUBORDINATION, NON-DISTURBANCE, CERTIFICATE, NON-REGISTRATION OF LEASE

14.1 SUBORDINATION, NON-DISTURBANCE

a)
Tenant hereby subordinates its rights hereunder to the lien or charge of any mortgage or mortgages, or the lien or charge resulting from any other method of financing or refinancing, declaration of trust, debenture issue or any other such method of financing or refinancing, now or hereafter in force or placed upon or against the Building, or any part thereof, and of all advances made or hereafter to be made on the security thereof. The validity hereof shall be recognized by the holder of such lien or charge, notwithstanding the default of landlord under any such mortgage, declaration of trust, debenture, issue or other method of financing or re-financing or any foreclosure thereof, and Tenant’s possession and right to use in and to the Premises and the Common Area will not be disturbed in consequence thereof, so long as Tenant is not in default under the terms hereof.
b)
If any Mortgagee from any financing or refinancing, declaration of trust, debenture issue or any such other method of financing or refinancing, now or hereafter in force or placed upon or against the Building, or any part thereof, shall at any time require any change, not of a substantial nature, in any of the terms, covenants or provisions hereof, Tenant will consider, acting reasonably, the modification hereof to comply with the requirement of such Mortgagee.
c)
It is further agreed that Landlord may assign this Lease and/or the Rent, or any portion thereof, in the event of any financing or refinancing, and notice to that effect signed by Landlord shall be a sufficient authority for Tenant to pay the Rent, or such portion thereof as is assigned, and the receipt of such assignee of Landlord shall be a full and adequate discharge to Tenant for such payment
d)
In the event of any Mortgagee, receiver, receiver-manager or trustee under any mortgage, trust deed, debenture or other charge duly going into possession of the Building, or any part thereof, Tenant shall attorn to and become the tenant of such Mortgagee or trustee.
e)
If at any time during the currency of a Mortgage of the interest of Landlord in the Premises or the Building, notice of which has been given to Tenant, Landlord shall be in default under this lease and such default would otherwise allow Tenant to terminate this lease, Tenant, before becoming entitled as against the Mortgagee to exercise any right to terminate this lease, shall give to Mortgagee notice in writing of such default. Such Mortgagee shall have sixty (60) days after the giving of such notice, or such longer period as may be reasonable in the circumstances, within which to remedy such default, and if such default is remedied within such time Tenant shall not, by reason thereof, terminate this lease. The rights and privileges granted to any such Mortgagee by virtue of this Article shall not be deemed to alter, affect or prejudice any of the rights and remedies available to Tenant as against Landlord. Any notice to be given to such Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address.

14.2 ESTOPPEL CERTIFICATES

Each party at any time and from time to time within ten (10) days after notice from the other shall execute and deliver to the other a statement in writing certifying that this lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Rent then being paid under this lease, the dates to which the same have been paid, the Commencement Date and duration of the Term and stating whether or not there is any existing default of which it has notice, and the particulars and amount of insurance policies on the Premises. Any statement delivered pursuant to the provisions of this Article shall be conclusive of the matters therein referred to, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the Building, or any part thereof, or any Mortgagee or holder of any charge thereof, or any assignee of any Mortgage or charge upon the Building or any part thereof.

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14.3 NON-REGISTRATION

a)
Subject to the written approval of Landlord as to the form and content, Tenant shall have the right to register a notice of lease respecting this Lease in the appropriate Land Titles Office, but shall not be entitled to register this Lease, or attach this Lease to such notice and shall not, in any event, register such notice prior to the Commencement Date. Such notice shall, however, only recite the parties to this Lease, the date hereof, the legal description of the Lands and the Term.
b)
Should Landlord, in its judgment, consider it necessary, advisable or expedient to further vary the boundaries of the Lands as they are constituted from time to time, by addition to or subtraction from the Lands, Tenant agrees to partially discharge any notice previously registered against the Lands, all at Landlord’s cost, so that such notice will only relate to the Lands as they exist, from time to time, after any such variation of boundaries (provided such discharge does not substantially adversely affect the use or enjoyment of the Premises by Tenant or Tenant’s business). Landlord or its solicitors may, at Landlord’s cost, deliver a partial discharge of notice to Tenant to be executed and returned within ten (10) days.

ARTICLE 15. INTERPRETATION

15.1 APPLICABLE LAW

The provisions hereof shall be construed and interpreted in accordance with, and the rights of the parties hereto be governed by, the laws of the Province of Nova Scotia. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Nova Scotia.

15.2 ENTIRE AGREEMENT

This Lease, together with all schedules annexed or attached hereto, contains all the representations, warranties, covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and is intended by Landlord and Tenant to be a final expression of their agreement and as a complete and exhaustive statement of the terms thereof, all negotiations, representations, warranties, covenants, agreements, conditions and understanding, including without limitation the terms of all offers to lease made between Landlord and Tenant with respect to the Premises, having been incorporated herein, and it is so admitted by Tenant so that Tenant shall be forever estopped from asserting to the contrary. Without limitation, this Lease, together with all schedules annexed or attached hereto, shall supersede the terms of all offers to lease made between Landlord and Tenant with respect to the Premises, and all such offers to lease shall be deemed to be null and void and of no further force or effect upon the execution hereof.

15.3 FORCE MAJEURE

Whenever and to the extent that either party shall be unable to fulfill or shall be delayed or restricted in the fulfilment of any obligation imposed upon the other party under the terms hereof in respect of construction, the supply or provision of any service or utility, or the doing of any work or the making of any repairs, replacements and/or renewals, in whole or in part, by reason of being unable to obtain the materials, goods, equipment, service, utility or labour required to enable that party to fulfill any such obligation, or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administration, controller or board, or any governmental department or office or other authority required, or by reason of any other cause beyond its control, whether of the foregoing character or not, including, but without limiting the foregoing, acts of God, fire, strikes or unfavourable weather, the party shall be relieved from the fulfillment of such obligation during the period of such delay, and the other party shall not be entitled to compensation for such inconvenience, nuisance or discomfort thereby occasioned or to treat that part as being in default under this Lease.

15.4 LANDLORD

It is expressly understood and agreed that the term “Landlord”, as used in this Lease, shall mean the owner only for the time being of the Building, and, in the event of the sale, assignment or transfer by such owner of its or their interest in the Building (and the assumption of Landlord’s obligations under this Lease by the new owner), such owner shall thereupon be released and discharged from all of the covenants and obligations of Landlord thereafter accruing under this Lease and Tenant shall look to Landlord’s

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successor(s) or assign(s), as the case may be, for the enforcement of such covenants and obligations. All rights of Tenant shall be enforceable against the Lands only, and not in personam against Landlord or any of Landlord’s other assets.

15.5 HEADINGS

Any captions, paragraph or Article numbers or marginal notes appearing in this Lease are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent hereof, nor any part thereof.

15.6 TENANT

The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant in this Lease and, if there is more than one Tenant, covenants of Tenant contained in this Lease shall be held and construed as both joint and several; and, if there shall be one or more person or party to this Lease, any notice required or permitted by the terms hereof may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter, or singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions hereof apply in the plural sense, where there is more than one Landlord or Tenant, and to either corporations, associations, partnerships, entitles (legal or otherwise) or individuals, males or females, shall, in all instances, be assumed as though in each case fully expressed, and the term “person” or “persons”, when used in this Lease, shall, where the context permits, include natural persons, corporations, partnerships, associations, regulatory bodies and entitles, legal or otherwise.

15.7 SUCCESSORS AND ASSIGNS

Unless the context otherwise requires or unless expressly provided otherwise, the word “Landlord” and the word “Tenant”, whenever used in this Lease, shall be construed to include and shall mean the successors and assigns of Landlord, and the successors and approved assigns of Tenant, and the heirs, executors and administrators of any individual Tenant, and Tenant’s agents, servants, licensees, contractors, or any person whatsoever permitted by Tenant to be upon the Building or the Premises.

15.8 SEVERABILITY

If any covenant, obligation, agreement, term or condition hereof, which is not a fundamental term going to the root hereof, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder hereof or the application of such covenant, obligation, agreement, term or condition to persons or circumstances, other than those in respect of which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation, agreement, term and condition hereof shall be separately valid and enforceable to the fullest extent permitted by law.

15.9 OBLIGATIONS

Nothing contained in this Lease shall be construed as imposing upon Landlord the obligation of performing or carrying out or incurring any costs, charges or expenses relating to any one or more items, or any part thereof, of Operating Costs, if, in the opinion of Landlord, it is unnecessary, unreasonable or impractical to do so. Landlord shall, in no event be liable to Tenant or to invitees or licensees including clients or customers of Tenant for direct, indirect or consequential damage or damages to Tenant or any of the foregoing persons nor shall Tenant or such persons previously described be entitled to any compensation or to any repayment or reduction in Rent by reason of any interruption, inconvenience, nuisance or discomfort arising from the repair, renovation, alteration, rebuilding or expansion of any portion of the Building (including the Common Areas and the systems of the Building) or any construction or other work on the Lands provided Landlord uses its reasonable efforts to minimize such interruption, inconvenience, nuisance or discomfort.

15.10 INCLUDED MEANINGS

Whenever any term defined in this Lease is used in this Lease, such term, if required by Landlord, shall be deemed to include, where not specifically stated, the words “any part or parts thereof” and as used in this Lease, unless the context otherwise requires, the expressions “this Lease”, “hereof”, hereby”, “hereto”, “hereunder”, “thereof” and similar expressions refer to this Lease and all schedules annexed or attached to this Lease as a whole and not to any particular Article, Subarticle, paragraph, subparagraphs or

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other portion thereof, and the use of the term “law” or “laws” shall include all federal, provincial and municipal laws, ordinances, codes, by-laws, rules, regulations and any other legal requirements whatsoever. “Term” shall include any and all renewal(s) thereof.

15.11 LANDLORD’S ADVISOR

Landlord’s Advisor, in making any determination pursuant to the terms hereof, shall act impartially and reasonably and in good faith, shall be deemed to be acting as an expert and not an arbitrator, and the determination of Landlord’s Advisor shall be final and binding on both Landlord and Tenant and the Arbitration Act of Nova Scotia, or any similar legislation in force in the Province of Nova Scotia from time to time, shall not apply.

15.12 MEASUREMENT OF THE PREMISES

The Rentable Area of the Premises shall be verified by Landlord’s Advisor in accordance with BOMA measurement methods and a signed certificate stating the actual measurement of the Premises shall be issued to Tenant. Rent shall be adjusted accordingly.

15.13 PARTNERSHIP OR AGENCY

By entering into this Lease, Landlord does not in any way or for any purpose become a partner of Tenant nor is the relationship of principal and agent created.

15.14 BROKERAGE COMMISSION

Since Landlord has not employed or retained a broker for this Lease or anything related to it, Tenant will indemnify and hold Landlord harmless from claims for commission with respect to this Lease or any matter related to it.

15.15 TIME OF THE ESSENCE

Time is of the essence of this Lease and every part thereof.

ARTICLE 16. NOTICES

16.1 NOTICES

Any notice required or contemplated by any provision hereof shall be given in writing and shall be signed by the party giving the notice, addressed, in the case of Landlord:

c/o Page Property Management

7071 Bayers Road, Suite 4007

Halifax, Nova Scotia B3L 2C2

in the case of notice to Tenant:

at the Premises

delivered or sent by facsimile, registered mail or electronic mail, postage prepaid, return receipt requested. The time of giving of such notice if mailed shall be conclusively deemed to be the fifth (5th) business day after the day of such mailing unless regular mail service is interrupted by strikes or other irregularities. Such notice, if delivered or sent by facsimile or electronic mail, shall be conclusively deemed to have been given and received at the time of such delivery or the time of such sending by facsimile or electronic email unless received after 5:00 p.m. in which event such notice shall be deemed to have been given and received on the next business day. If in this Lease two or more persons are named as Tenant, such notice shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

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ARTICLE 17. ADDITIONS, SUBDIVISION AND ASSIGNMENT

17.1 ADDITIONS AND DISPOSITION

Tenant acknowledges and agrees the general layout of the Building and the adjoining lands and buildings and shall not be deemed to be a representation or agreement of Landlord that the Building and the adjoining lands and buildings will be exactly as indicated, and that nothing in this Lease shall be construed so as to prevent Landlord from adding additional lands to the Building or disposing of any portion of the Building. Without limitation, Tenant expressly acknowledges and agrees that Landlord may from time to time, in Landlord’s sole and unilateral discretion, add additional lands to the Building or dispose of any portion of the Building, including without limitation a disposition by way of dedication for road widening, corner cutting, turning bays or other public purposes, whether by sale, agreement for sale, mortgage, hypothecation, quit claim or otherwise, and when and so often as Landlord shall add additional lands to the Building or dispose of any portion of the Building, then the defined terms “Building” and “Lands” herein shall automatically be amended to include all additional lands added to the Building and shall automatically be amended to exclude all portions of the Building disposed of by Landlord as aforesaid, and Landlord shall revise Tenant’s Proportionate Share in accordance with Article 4.2. Tenant hereby waives its right to any claim against Landlord related directly or indirectly to the addition of lands or disposal of lands from the Building.

17.2 SUBDIVISION

In the event Landlord decides to register a plan of subdivision (the “Plan”) of the Lands, or any part thereof, Tenant hereby consents to the registration of the Plan, and covenants with Landlord to provide any consents and perform any acts required of Tenant relating to or incidental to the registration of the Plan, and, upon registration of the Plan, the Lands shall be deemed amended to reflect the result of the registration of the Plan, and Tenant shall forthwith discharge or cause to be discharged any notice or other instrument relating to this Lease, remaining registered against that portion of the Lands resulting from the registration of the Plan, to which this Lease no longer applies, and Landlord shall revise Tenant’s Proportionate Share in accordance with Article 4.2.

17.3 SALE OR ASSIGNMENT

The rights of Landlord under this Lease may be sold, mortgaged, charged, transferred or assigned at any time and from time to time to a purchaser, Mortgagee, trustee for bond holders or otherwise, and in the event of a sale or an assignment or default by Landlord under any Mortgage, trust deed or trust indenture and the purchaser, assignee, Mortgagee or trustee, as the case may be, duly entering into possession of the Land, the Building or the Premises, Tenant will, and does hereby, attorn to and agree to become the tenant of such purchaser, assignee, Mortgagee or trustee under the terms hereof. Tenant shall, at the request of Landlord, provide a written acknowledgement of receipt of a notice of assignment by Landlord.

ARTICLE 18. ACCEPTANCE

18.1 ACCEPTANCE

Tenant does hereby acknowledge that Landlord is not required to do any work or provide any improvements to the Premises, except as expressly otherwise provided for in this Lease, and Tenant hereby accepts the Premises in their condition existing at the Commencement Date, and does hereby accept this Lease of the Premises subject to the conditions, restrictions, provisos, obligations and covenants above set forth.

18.2 EXECUTION

The parties hereto agree that this Lease may be transmitted by facsimile device or such other electronic and digital transmission and that the reproduction of signatures by way of facsimile device or electronic and digital transmission will be treated as though such reproductions were executed originals and communication by such means shall be legal and binding.

THE REMAINDER OF THIS PAGE IS BLANK, AND THE SIGNATURE PAGE FOLLOWS

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ARTICLE 19. EXECUTION

IN WITNESS WHEREOF the parties hereto have executed this Lease.

RANK INCORPORATED	COMPANY NAME

Per:	Witness
Joseph Ramia	Print Name:	MARK DAVID
Director
I have the authority to bind the Corporation.

METAMATERIAL INC.

Per:	Witness
George Palikaras	Print Name:	Nadine Geddes
President and CEO
I have the authority to bind the Corporation.

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SCHEDULE “A”: DESCRIPTION OF LANDS

Parcel Description – PID 40430191

Registration County: HALIFAX COUNTY

Street/Place Name: HIGHFIELD PARK DRIVE /DARTMOUTH

Title of Plan: PLAN OF SURVEY OF PARCEL B A S/D & CONSOLIDATION OF BLOCKS MM-1 & MM-18A LANDS

REGISTERED TO RANK INCORPORATED

Designation of Parcel on Plan: BLOCK MM-18AB

Registration Number of Plan: 103412202

Registration Date of Plan: 2013-07-15 10:00:17

Together with a right of way over Lot HP-8 as more particularly described in Document 40762 recorded July 2 1987.

Subject to Service Easement ME-6 as more particularly described in Document 37140 recorded June 18 1987.

Subject to a Service Easement ME-7 as more particularly described in Document 47209 recorded July 28 1987 and Document 40761 recorded July 2 1987.

Subject to an Easement in favour of Heritage Gas Limited as more particularly described in an Easement Agreement found recorded as Document 102155877.

*** Municipal Government Act, Part IX Compliance ***

Compliance:

The parcel is created by a subdivision (details below) that has been filed under the Registry Act or registered under the Land Registration Act

Registration District: HALIFAX COUNTY

Registration Year: 2013

Plan or Document Number: 103412202

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SCHEDULE “B”: PREMISES

INTERCONNECTING
STAIR DOWN
A 2nd LEVEL PLAN

EXISTING TENANT
(6300SF)
MAIN ENTRANCE
INTERCONNECTING
STAIR UP
LINE OF
2ND LEVEL
ABOVE
EXISTING TENANT
(14,800SF)
EXISTING TENANT
B Ground LEVEL PLAN

Zwicker Zareski architecture + planning

RANK INCORPORATED

60 Highfield Drive - PROPOSED LEASING DIAGRAM

Dartmouth, NS

LEASING PLAN

SCALE: 1"=40'

DATE: AUG 13, 2019

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SCHEDULE “C”: LANDLORD’S WORK AND TENANT’S WORK

a.
Landlord’s Work

There is no Landlord’s Work - the Tenant will accept the Premises on an “as is, where is” basis.

b.
Tenant’s Work

All or other work required to fully fixture and equip the Premises to ready them for the conduct of the Tenant’s business therein (including all construction work according to the Tenant’s Plans and Specification approved by the Landlord) shall be completed by the Tenant, at the Tenant’s cost, subject to prior written approval of the Landlord, in accordance with the provisions of the Lease.

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SCHEDULE “D”: RULES AND REGULATIONS

1.
SECURITY - Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Property, including the Common Area in the Premises, any person occupying, using or entering the same, or any equipment, finishings or contents thereof.
2.
RETURN OF KEYS - At the end of the Term, Tenant shall promptly return to Landlord all keys for the Property and Premises which are in possession of Tenant.
3.
WINDOWS - Tenant shall observe Landlord’s rules with respect to maintaining window coverings at all windows in the Premises so that the Property represents a uniform exterior appearance, and no any window shades, screens, drapes, covers or other materials on or at any window in the Premises shall be installed without Landlord’s prior written consent. All window coverings on external windows shall be maintained so as to maintain a uniform exterior appearance.
4.
REPAIRS, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS - No repairs, maintenance, alterations or improvements to the Premises shall be carried out by Tenant except during the times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Property.
5.
WATER FIXTURES - Water fixtures shall only be used for the purposes for which they were intended. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.
6.
PERSONAL USE OF PREMISES - The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.
7.
HEAVY ARTICLES – No safe or other heavy article, which in Landlord’s reasonable opinion may damage the Premises, shall be placed in or moved about the Premises without Landlord’s prior written consent.
8.
BICYCLES, ANIMALS – Subject to the Permitted Use, no animals or birds shall be brought onto the Property. No bicycles or other vehicles or self or motorized propulsion shall be used within the property and shall only be used or brought within the Property or the Premises and such shall only be parked except in areas designated from time to time by Landlord for such purposes.
9.
FURNITURE AND EQUIPMENT – No furniture or equipment shall be moved into or out of the Premises through entrances, elevators or corridors or at time or by movers or moving companies except with the prior written approval of Landlord.
10.
SOLICITATIONS - No canvassing, soliciting or peddling shall be conducted on the Property.
11.
REFUSE – All refuse shall be placed in proper receptacles within the Premises or in receptacles provided by Landlord for the Property. Should Landlord determine that Tenant’s use of the refuse bins provided at the Property are excessive, Landlord may require Tenant, at Tenant’s expense, to provide its own refuse bin.
12.
OBSTRUCTIONS - Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Property or in the lobbies, corridors, stairwells or other common areas of the Property, or use such locations for any purpose except access to and exit from the Premises without Landlord’s prior written consent. Tenant shall not obstruct access to the main heater ducts, janitors, and electrical closets and other Building systems. Landlord may remove at Tenant’s expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.
13.
PROPER CONDUCT - Tenant shall not conduct itself in any manner which is inconsistent with the character of the Property as a quality building or which will impair the comfort and convenience of other tenants in the Property.
14.
PARKING & SMOKING – Tenant is responsible for the enforcement of Landlord’s parking and smoking policy with its employees, contractors, sub-contractors, agents, and those for whom it is law responsible.
15.
USE OF PREMISES – Tenant shall not use or permit the use of the Premises in such manner as to create any noise or odours objectionable or offensive to Landlord or any other tenant of the Property or any other nuisance or hazard or the breach of any

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applicable law or any requirement of the insurers of the Property. No musical instruments or sound producing equipment or amplifiers that may be heard outside the Premises, shall be played or operated on the Premises.
16.
EMPLOYEES, AGENTS AND INVITEES - In these Rules and Regulations, Tenant includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.
17.
EMERGENCY – If any emergency situation arises Tenant shall cause all occupants of the Premises to vacate the Property if directed to do so by Landlord or any public authority, in the manner prescribed by such public authority.
18.
NON-COMPLIANCE BY OTHER TENANTS – Landlord shall not be responsible to Tenant for any non- observance or violation of these Rules and Regulations by any other tenant and the failure by Landlord to enforce the Rules and Regulations with respect to any other tenant shall not constitute a waiver of the Rules and Regulations with respect to Tenant.
19.
GENERAL – These rules and regulations, together with all amendments, deletions and additions, are not necessarily intended for uniform application, but may be waived in whole or in part in respect of other premises without waiving them as to future application to the Premises. The imposition of such rules and regulations shall not create any liability of Landlord of any such lack of enforcements. Landlord may vary, waive, replace, or add to the Rules and Regulations at any time and upon doing so shall deliver a copy thereof to Tenant.

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SCHEDULE “E”: SPECIAL PROVISIONS

a.
EARLY POSSESSION

Provided the Tenant has executed and delivered the Lease, a CSIO certificate of insurance evidencing compliance with all insurance requirements set out herein, the Tenant shall be granted non-exclusive occupancy of the Premises on September 1, 2020 (the “Early Possession Date”). The Tenant shall be entitled to install its trade fixtures in the Premises and undertake construction within the Premises as and from the Early Possession Date. The plans and specifications for all construction to be undertaken by the Tenant in the Premises (the “Tenant’s Plans and Specifications”) is subject to the prior written consent of the Landlord in its discretion, acting reasonably.

From the Early Possession Date until the Commencement Date (the “Fixturing Period”), the Tenant shall be subject to all terms and conditions of the Lease, save and except the Tenant shall not be required to pay Basic Rent or its Proportionate Share of Operating Costs and Property Taxes comprised in Additional Rent. The Tenant shall, however, be fully responsible for all charges for cleaning, maintenance and utilities consumed in the Premises during the Fixturing Period.

b.
FREE RENT

Provided it is otherwise in good standing under the Lease, for the first eight (8) months of the Term, the Tenant shall not be required to pay Basic Rent or its Proportionate Share of Operating Costs and Property Taxes comprised in Additional Rent. Notwithstanding the foregoing, during any periods of free or reduced Rent provided for in the Lease, the Tenant will be required to comply with all other terms and conditions in the Lease, and, without limiting the foregoing, the Tenant will be responsible for the cost of cleaning, maintenance, pest control, and all utilities (whether or not separately metered) respecting the Premises, as well as all other Additional Rent as defined in the Lease.

c.
OPTION TO RENEW

Provided the Tenant is itself in physical occupation of the Premises, is operating its business in the whole of the Premises and is not in default under the Lease or curing any such default, the Tenant shall have a one-time option to renew the Lease for a further five (5) year term on the same terms and conditions as provided for therein (save and except for any free Rent, any graduated Rent, any right to renew or extend, any right to terminate, and any allowance, concession or inducement of any nature, any fixturing period, or any Landlord’s Work provided for hereunder or in the Lease, if any, will not apply to any renewal or extension of the original Term of the Lease), based on then current market rents, the same to be negotiated between Landlord and Tenant acting reasonably but which shall not be less than the Basic Rent payable in the last year of the Term. The Tenant must provide Landlord nine (9) months’ prior written notice of its intent to exercise such Option to Renew (the “Renewal Notice”). In the event Landlord and Tenant are unable to agree on current market rents within three (3) months of receipt by Landlord of the Renewal Notice, such determination shall be referred to arbitration by a single arbitrator, in accordance with the provisions of the Arbitration Act of Nova Scotia.

d.
SIGNAGE

Landlord shall provide Tenant with a location for signage on the side and front of the Building, as well as on the pylon sign for the Building, to be used in conjunction with other tenants. Design and size of signage is subject to Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed. The Tenant is solely responsible for the design, installation, maintenance, and removal of all approved signage.

e.
TRAILER PARKING

For a two (2) year period starting on the Commencement Date, the Landlord will permit the Tenant to park a trailer in the parking lot adjacent to the Building in a designated parking space that does not affect parking for other tenants (and/or their guests and/or invitees) or affect the circulation of traffic in the parking lot. The designated parking space shall be mutually agreed upon in writing by the Landlord and the Tenant. The Tenant shall be required to insure the trailer at its sole cost and provide proof of such insurance to the Landlord upon request. At the conclusion of the two (2) year period, the Tenant shall remove the trailer from the parking lot.

f.
RESTORATION

Tenant will turn the Premises over to the Landlord at the expiration of its tenancy in good repair and broom-swept clean condition, with no obligation to demolish any of the leasehold improvements, or to restore any part of the Building altered or demolished with the Landlord’s consent, or to repair normal wear and tear, repairs caused by insurable hazards, latent defects, acts of God or repairs

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for which the Landlord is responsible, save and except for the removal of signage and specialty fixtures, and repairs related to such removals.

g.
CLARIFICATION OF BASIC RENT

For clarity, the following is a summary with respect to the payment of Basic Rent payable by the Tenant to the Landlord during the Term. The summary is for illustrative purposes only, and in the event of any discrepancy between the contents of this paragraph and Article 1.1(g) or any other provisions of this Lease, Article 1.1(g) shall govern.

Year 1:	Free Rent Period: January 1, 2021 to August 31, 2021 = Gross Rent Free for 8 months September 1, 2021 to December 31, 2021 = $6.50 x 25,000 sq. ft. (4 months);
Year 2:	January 1, 2022 to December 31, 2022 = $6.50 x 30,000 sq. ft.;
Year 3:	January 1, 2022 to December 31, 2023 = $6.50 x 40,000 sq. ft.;
Year 4:	January 1, 2023 to December 31, 2024 = $6.50 x 50,000 sq. ft.;
Year 5:	January 1, 2024 to December 31, 2025 = $6.50 x 53,000 sq. ft.;
Year 6:	January 1, 2025 to December 31, 2026 = $8.00 x 53,000 sq. ft.;
Year 7:	January 1, 2026 to December 31, 2027 = $8.00 x 53,000 sq. ft.;
Year 8:	January 1, 2027 to December 31, 2028 = $10.00 x 53,000 sq. ft.;
Year 9:	January 1, 2028 to December 31, 2029 = $10.00 x 53,000 sq. ft.; and

To end of Term: January 1, 2029 to August 31, 2031 = $10.00 x 53,000 sq. ft.

*4 month Fixturing Period is not included in the term noted above (September 1, 2020 to December 31, 2020)

h.
OPTION TO TERMINATE FOR EXPANSION

Provided the Tenant is itself in physical occupation of the Premises, is operating its business in the whole of the Premises and is not in default under the Lease or curing any such default, on and from September 1, 2026 (being the first day after the fifth (5th) anniversary of the expiration of the Gross Rent Free Period), if the Tenant wishes to expand its business operations into (i) additional space in the Building or (ii) additional space located in the buildings owned by the Landlord located at 40 or 50 Highfield Park, Dartmouth, Nova Scotia (collectively, the “Expansion Premises”), then it shall provide written notice of same (the “Expansion Notice”) to the Landlord specifying the amount of space and any other requirements necessary to accommodate such expansion (the “Expansion Requirements”). The Expansion Requirements shall not permit the Tenant to reduce the size of the Premises.

The Landlord shall have sixty (60) days from its receipt of the Expansion Notice to advise the Tenant in writing whether it is able to accommodate the Expansion Requirements in any or all of the locations comprised in the Expansion Premises. If the Landlord is able to accommodate the Expansion Requirements, the Landlord and Tenant shall forthwith negotiate the terms and conditions applicable to such space, both parties acting reasonably and in good faith. If the Landlord is unable to accommodate the Expansion Requirements, then the Tenant shall have a one-time right to terminate the Lease in the manner provided for herein.

If the Tenant elects to terminate the Lease as provided for in this paragraph I of this Schedule E, then it shall give written notice of termination to the Landlord (“Notice of Termination for Expansion”), and the Lease shall terminate on the last day of the ninth (9th) full calendar month following the date of such Notice (“Termination Date for Expansion”). Contemporaneously with the delivery of the Notice of Termination for Expansion, the Tenant shall pay the Landlord the aggregate of the unamortized balance of (i) all amounts expended by the Landlord on behalf of the Tenant and (ii) all real estate or brokerage commission, based on an annual interest rate of 5%, calculated as of the Termination Date for Expansion, and the Tenant shall deliver vacant possession of the Premises to the Landlord as provided for in the Lease. In addition to the foregoing, all principal and interest due and owing on the

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Notice of Termination for Expansion pursuant to any loan agreement made by the Landlord to the Tenant, whether or not otherwise then due, shall become forthwith due and payable.

i.
CONTINUOUS OPERATION

Provided the Tenant is not in default under the Lease or curing any such default, the Tenant shall not be obligated to continuously operate its business in the Premises. The Tenant will not be in default if it vacates the Premises prior to the expiration of the Term or any renewal provided the Tenant continues to perform, as and when due, all of its covenants and agreements in the Lease, including, without limiting the generality of the foregoing, the Tenant’s obligation to pay all Rent as and when due and the Tenant’s obligation to maintain in full force and effect all policies of insurance under the Lease as provided for in Article 7 and Article 11.4.

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j.
ARTICLE 5.7 – TELECOMMUNICATIONS SYSTEMS - Articles 5.7(a) and (d) are deleted.
k.
ARTICLE 5.8 – HVAC – Article 5.8 (a) and Article 5.8(b) - In each of Article 5.8(a) and Article 5.8(b), the word “office” is deleted.
l.
ARTICLE 5.8 – HVAC – Article 5.8 (HVAC) is subject to Article 18.1 (Acceptance), and in the event of any conflict between Article 5.8 and Article 18.1, the provisions of Article 18.1 shall take precedence.
m.
ARTICLE 6.3(B) - LANDLORD’S RIGHT TO REPAIR OR MAKE ALTERATIONS – The first sentence of Article 6.3(b) is delated and replaced with the following:

“Landlord shall, in addition and notwithstanding anything to the contrary in this Lease contained, have the right to make any changes, expansions, reductions, enclosures, additions, renewals, replacements, repairs, improvements or alterations, in whole or in part, as Landlord, from time to time, may decide in respect of the Building, or any portion thereof, including the Premises, and Tenant shall not be entitled to compensation for any inconvenience, nuisance and/or discomfort or loss caused thereby unless such changes, expansions, reductions, enclosures, additions, renewals, replacements, repairs, improvements or alterations regularly and continually interfere in a material manner with the Tenant’s access to and use of the Premises.

n.
ARTICLE 6.4 (viii) - RELOCATION is deleted.
o.
ARTICLE 9.1(e) – CONSENT REQUIRED – the reference in Article 9.1(e) to thirty (30) days is deleted and replaced by a reference to twenty (20) days.
p.
ARTICLE 9.3 (CORPORATE OWNERSHIP)

Article 9.3 (Corporate Ownership) is amended by adding the following text immediately after the existing Article:

“Notwithstanding the foregoing, no consent of the Landlord shall be required with respect to any of the following transfers, or any combination thereof, namely: (a) a transfer to the parent of the Tenant, or to a subsidiary, associated or affiliated corporation of the Tenant, including without limitation, to a corporation which is a subsidiary of a wholly-owned subsidiary of the Tenant; or (b) a transfer to a corporation which is formed by the Tenant and another corporation or corporations as the result of an amalgamation or merger, such transfers as being collectively referred to herein as “Internal Reorganizations”. The Tenant must provide the Landlord with at least thirty (30) days’ prior written notice of any Internal Reorganization providing reasonable detail about the nature and extent of the Internal Reorganization and its impact on the Landlord. Without limiting the foregoing, Article 9.1(c) will continue to apply to any Transfer, including any Internal Reorganization.

q.
ARTICLE 11.2(B) (CONTINUOUS OPERATION) is deleted.
r.
ARTICLE 11.4 (HAZARDOUS MATERIAL)

The text of Article 11.4 is deleted and replaced by the following:

“The Tenant covenants and agrees that at all times the Tenant (and all persons under its direction and control and any parties with whom it contracts or for whom it is responsible at law) will fully comply with all Applicable Laws, including, without limitation, those with respect to any and all Hazardous Material brought upon, kept, generated, used, stored, transported upon, treated, disposed of, or otherwise managed in or about the Premises (collectively, the “Hazardous Material Laws”).

The Tenant shall be fully liable for all damages of any manner arising from any failure to fully comply with the Hazardous Material Laws by Tenant (and all persons under its direction and control and any parties with whom it contracts for whom it is responsible at law), such liability to survive the termination of the Lease for any reason until satisfied in full.

Not less than thirty (30) days prior to the date that any Hazardous Material will first be brought onto the Premises, the Tenant will provide Landlord proof of insurance satisfactory to the Landlord, acting reasonably, with respect to the Hazardous Material Laws. Any such policy of insurance shall comply with any applicable provisions of Article 7.

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Tenant covenants to permit Landlord to conduct inspections and appraisals of all or any of Tenant’s records, business and assets upon reasonable notice, at any reasonable time and from time to time, which might reasonably relate to compliance by Tenant (and all persons under its direction and control and any parties with whom it contracts for whom it is responsible at law) with the Hazardous Material Laws.”

s.
ARTICLE 13.1(A)(V) (CONTINUOUS OPERATION) is deleted and replaced with the following:

“(v) except as provided for in paragraph J of Schedule “E” (Continuous Operation), in case the Tenant shall abandon or attempt to abandon the Premises or in case the Premises shall become vacant or unoccupied for a period of five (5) consecutive days or be used for any other purpose than as permitted under the terms of this Lease, or be used by any other person than such as are entitled to use them, as provided for under the terms of this Lease, or in case the Tenant ceases to carry on business on the Premises, or,”

t.
ARTICLE 13.1(A)(VI) (UNSATISFIED JUDGEMENT) is deleted and replaced with the following:

“(vi) a final judgment or decree for the payment of money in excess of Fifty Thousand Dollars ($50,000.00) is rendered against the Tenant by a court having jurisdiction and such judgment or decree shall not within a period of thirty (30) days thereafter have been and remain vacated or discharged or stayed pending appeal within the applicable appeal period, or”

u.
ARTICLE 13.2(A)(IV) (CONTINUOUS OPERATION) is deleted and replaced with the following:

“(iv) shall have the right to obtain injunctive relief in the event Tenant threatens to cease to carry on the Tenant’s business or ceases to carry on the Tenant’s business from the Premises (except as provided for in paragraph J of Schedule “E” (Continuous Operation).”

v.
ARTICLE 15.14 – BROKERAGE COMMISSION

The text of Article 15.14 (Brokerage Commission) is deleted and replaced with the following:

“15.14 Geof Ralph of Partners Global Corporate Real Estate Inc. has worked with the Landlord and the Tenant to help negotiate this Lease, that the Landlord will be pay the brokerage fee payable to Partners Global Corporate Real Estate Inc. arising therefrom. The Landlord is not responsible for any other brokerage or consulting fees in respect of this Lease, and the Tenant will indemnify and save harmless the Landlord in respect of claims for any such fees.”